Exhibit 10.1 Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Date: July 14, 2025

1 Table of Contents 1 DEFINITION AND INTERPRETATION ............................................ 3 2 THE EQUITY TRANSFER .................................................................. 7 3 EQUITY TRANSFER PRICE ............................................................... 9 4 PAYMENT OF EQUITY TRANSFER PRICE .................................. 10 5 CONDITIONS PRECEDENT AND DELIVERY DOCUMENTS .... 15 6 COMMITMENTS BEFORE COMPLETION OF THE EQUITY TRANSFER ......................................................................................... 20 7 COMMITMENTS................................................................................ 26 8 REPRESENTATIONS AND WARRANTIES.................................... 32 9 MATERIAL ADVERSE CHANGES.................................................. 36 10 LIABILITY FOR BREACH OF CONTRACT ................................... 37 11 TERMINATION .................................................................................. 38 12 GENERAL PROVISIONS .................................................................. 41 ANNEX I TRANSACTION DOCUMENTS FOR THE EQUITY TRANSFER ........................................................................................ 54 ANNEX II REPRESENTATIONS AND WARRANTIES OF THE TARGET COMPANY ....................................................................... 56 ANNEX III REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR .................................................................................. 73 ANNEX IV REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE ................................................................................... 77 ANNEX V DISCLOSURE LETTER ........................................................... 78 ANNEX VI FORM OF SHAREHOLDER REGISTER AND CAPITAL CONTRIBUTION CERTIFICATE ................................................. 79 ANNEX VII FORM OF CONFIRMATION LETTER .............................. 81

2 This Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited (the “Agreement”) is made by the following parties on [ ], 2025 (“Execution Date”) in Shanghai, the People’s Republic of China (“China”, for the purpose hereof, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan): 1. Chongqing Alpha and Omega Semiconductor Limited (“Target Company”), a limited liability company established according to the laws of China, with it unified social credit code [*] and its registered address at No. 288, Yuefu Avenue, Beibei District, Chongqing. 2. SIMIC Holdings Co., Ltd. (“Transferee” or “SIMIC”), a limited liability company established according to the laws of China, with it unified social credit code [*] and its registered address at [*]. 3. Alpha and Omega Semiconductor Limited (“AOS” or “Transferor 1”), an entity established according to the laws of Bermuda Islands, with its registered address at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. 4. Alpha & Omega Semiconductor (Shanghai) Ltd., (“AOS Shanghai” or “Transferor 2”, together with AOS, the “AOS Party” or “Transferor”), a limited liability company established according to the laws of China, with it unified social credit code [*] and its registered address at Block 8/9, No. 91, Lane 109, Rongkang Road, Kunshan Town, Songjiang District, Shanghai. The abovementioned signatories are individually referred to as a "Party" and collectively as the "Parties", and the counterparties are referred to as " other Parties". Whereas, 1. As of the Execution Date, the Target Company is a foreign-invested enterprise established and validly existing in China in accordance with Chinese laws, and the registered capital of the Target Company is USD 460,931,264.99. As of the Execution Date, the business scope registered by the Target Company with the market regulation administration is as follows: General items: design, manufacture and sale of semiconductor chips; design, manufacture and sale of semiconductor chip packaging; semiconductor chip or semiconductor chip packaging processing and trading services. (Business activities subject to approval in accordance with the law can only be carried out after approval by the relevant authorities.) (Except for business activities subject to approval in

3 accordance with the law, business activities can be carried out independently in accordance with the business license.) 2. The Transferee intends to achieve financial consolidation and control of the Target Company by means of acquiring the equity of the Target Company held by the Transferor and other existing shareholders of the Target Company, as well as increasing capital to the Target Company, and ultimately obtain no less than [*] percent of the equity of the Target Company ("Merger and Reorganization"). During the period of the Merger and Reorganization, the Parties agree to adopt the methods stipulated in this Agreement to adjust the governance structure of the Target Company (including but not limited to reorganizing the board of directors, etc.), and/or take other legal and compliant means and measures to achieve the purpose of the Transferee's financial consolidation and control of the Target Company as soon as possible. 3. For the purpose of the Merger and Reorganization, the Transferor agrees to transfer to the Transferee the equity corresponding to the registered capital of the Target Company totaling USD ninety-three million seven hundred and seventy-six thousand nine hundred point seven (USD 93,776,900.70) in accordance with the terms and conditions of this Agreement, and the Transferee agrees to acquire such equity in accordance with the terms and conditions of this Agreement. Accordingly, the Parties, intending to be legally bound, enter into this Agreement as follows through amicable negotiations in accordance with the laws, regulations and normative documents of China: 1 Definition and Interpretation 1.1 In this Agreement, unless otherwise required in the context, the following terms and expressions shall have the following meanings: Capital Market Operation means the Target Company or the entity actually controlling the Target Company (including but not limited to other companies or entities or the parent company of the Target Company that actually controls all the business of the Target Company operating before the reorganization of the Target Company and enjoy all economic interests after the reorganization (hereinafter collectively referred to as the "Issuer")) completes the initial public offering of stocks and listing in the domestic securities market of China (including the Shanghai Stock Exchange, the

4 Shenzhen Stock Exchange and the Beijing Stock Exchange, but excluding the National Equities Exchange and Quotations, the same below); or after publicly issuing shares and listing on the Hong Kong Stock Exchange, the issuer or the spin-off company acts as the listing entity to publicly issue A-share stocks in the domestic securities market of China and re-list and trade; or any company that has issued shares and been listed on the Chinese securities market (" Listed Company") completes the acquisition of the Target Company or the entity that actually controls the Target Company through major asset reorganization, merger and/or other means in compliance with the regulatory requirements at that time. Transaction Documents mean for the purpose of fulfilling the Equity Transfer, this Agreement and the Transaction Documents listed in the Annex 1 of this Agreement to which the Target Company, the Transferee, the Transferor and/or other relevant parties are the signatories. Business Day means days other than Saturday, Sunday and other legal holiday in China. If The General Office of the State Council has any compensatory leave arrangements, the documents of the General Office of the State Council shall prevail. Affiliate means (a) with respect to a person, any other person that directly or indirectly controls that person, is controlled by that person, or is under common control with that person; (b) with respect to a natural person, the spouses, children, grandchildren, siblings, parents, grandparents, and other immediate family members (arising from birth, adoption or marriage) of such natural person, or any person controlled by the natural person; (c) with respect to a shareholder of the Target Company, “Affiliate” shall also include (v) any controlling shareholder of the Target Company shareholder, (w) any general partner of the controlling shareholder or the Target Company shareholder, and any entity that has a direct or indirect controlling interest in the controlling shareholder or the Target Company shareholder, (x) the fund manager who manages the controlling shareholder or the Target Company shareholder and the other funds it manages, and (y) any trust controlled by or established for the benefit of any such person referred to in items (v), (w) or (x) (if applicable). For the purposes of this Agreement, "control" means, in respect of any person, (i) directly or indirectly holding more than fifty percent (50%) of the equity,

5 shares, registered capital or capital contributions of that person (excluding holding more than fifty percent (50%) of the limited partnership capital contributions/interests of that person only as a limited partner); (ii) directly or indirectly owning more than fifty percent (50%) of the voting rights of the person, or having the voting agency rights of more than fifty percent (50%) of the voting rights of the person (for the avoidance of doubt, excluding holding more than fifty percent (50%) of the limited partnership capital contributions/interests of that person only as a limited partner); (iii) having the right to appoint more than fifty percent (50%) of the members of the board of directors or similar management body; or (iv) through contractual arrangements or other means, having the power to exert significant influence on the management or policies of that person. Target Group means collectively the Target Company and its subsidiaries directly or indirectly controlled, as well as the branches and representative offices it has established. As of the Execution Date, “Target Group” refers collectively to the Target Company, Shanghai Branch of Chongqing Alpha and Omega Semiconductor Limited and Shenzhen Branch of Chongqing Alpha and Omega Semiconductor Limited. Encumbranc e means any mortgage, pledge, claim, security interest, encumbrance, title defect, lien, charge, option, lawsuit, investigation, easement, adverse claim, restrictive covenant, voting trust or any other kind of restriction or limitation, including any restriction on the use, voting, transfer, income, disposal or exercise of any title attributes. Applicable Law means with respect to any person, any law, regulation, rule, normative document, treaty, judgment or order of any government department that applies to and is binding on that person. Loss means any loss, expenditure, expense, asset impairment, penalty, administrative penalty or burden, including reasonable expenses incurred to avoid or reduce losses, including but not limited to litigation fees, enforcement fees, property preservation fees, announcement fees, assessment fees, appraisal fees, legal service fees, travel expenses, etc. Material means any circumstances, changes or impacts or aspects concerning the Target Group as follows: (a) causing a serious adverse impact on the existence, business, assets, intellectual property rights, liabilities (including but not limited to contingent liability),

6 operating results or financial position of the Target Group; or (b) having a serious adverse impact on the qualifications, licenses or capabilities of the Target Group to operate its current business; or (c) having a seriously adverse impact on the ability of each Party to perform its respective obligations under this Agreement. For the avoidance of doubt, if any circumstances, changes or effects, either alone or jointly with any other circumstances, changes or effects, may cause a loss of RMB fifteen million (RMB 15,000,000) to the net profit of the Target Group or a loss of RMB fifteen million (RMB 15,000,000) to the net assets of the Target Group, then it reaches the standard of “Material”. IPR means all forms of intellectual property rights recognized by Applicable Laws and the carriers of such intellectual property rights, including but not limited to industrial property rights, copyrights, trademarks, patents (including inventions, utility models, and designs), non-patented technologies, software copyrights, service marks, domain names, trade names, styles, concepts, names, technical information, sketches, reports, operation and testing procedures, practices, know-how, instruction manuals, operation condition charts, data, formulas, instructions, trade secrets, technical secrets, etc., whether registered, in the process of registration or unregistered. Transferor’s Reasonable Knowledge means the information known by the Transferor as a shareholder or by a director appointed by the Transferor through attending the shareholders' meeting and the board of directors of the Target Company, which shall be subject to the corresponding notices, proposals and resolutions of shareholders' meeting and board meeting sent by the Target Company to shareholders including the Transferor and directors including the director appointed by the Transferor. Liability means With respect to any person, any nature of payable amount or payment obligation (whether contingent or not) that such person owes to any other person for any reason, including but not limited to loans, transaction prices or consideration, accounts payable, notes payable or bonds, liquidated damages, compensation, indemnity, guarantees or other security, taxes, government fees, fines, and penalties. Tax means any and all taxes payable or fees collected by the relevant government departments, "taxes" shall also be interpreted accordingly.

7 License means the licenses, consents, orders, confirmations, permits, permissions, approvals and authorizations necessary for the Target Company to carry out its business and operations. 1.2 In this agreement: (a) References to representations, terms and annexes mean the representations, terms and annexes that are an integral part of this Agreement; (b) Any law, regulation, rule or other normative document shall mean such law, regulation, rule or other normative document as is revised or re-issued from time to time; (c) Any agreement shall include any modifications and supplements made from time to time to such agreement, except as otherwise expressly stated; (d) A person shall include any natural person, partnership, company, government or any other entity with independent legal personality, including any successor of the foregoing person’s rights and obligations (arising by merger or otherwise); (e) The annexes to this Agreement constitute an integral part of this Agreement and have the same legal effect as the main body of this Agreement. This Agreement shall include all its annexes. 2 The Equity Transfer 2.1 Shareholding Structure of the Target Company As of the Execution Date, the shareholding structure of the Target Company is as follows: No . Shareholder name Subscribed registered capital (USD) Method of contribution Sharehold ing percentag e 1. [*] [*] Cash [*] 2. Alpha and Omega Semiconductor Limited 84,000,000.0 0 Patent and know-how 25.817298% 35,000,000.0 0 Cash 3. Alpha & Omega Semiconductor (Shanghai) Ltd. 61,809,941.0 0 Equipment 13.409796% 4. [*] [*] Equipment [*] 5. [*] [*] Equipment [*]

8 No . Shareholder name Subscribed registered capital (USD) Method of contribution Sharehold ing percentag e 6. [*] [*] Cash [*] 7. [*] [*] Cash [*] 8. [*] [*] Cash [*] 9. [*] [*] Cash [*] 10. [*] [*] Cash [*] 11. [*] [*] Cash [*] 12. [*] [*] Cash [*] 13. [*] [*] Cash [*] 14. [*] [*] Cash [*] 15. [*] [*] Cash [*] 16. [*] [*] Cash [*] 17. [*] [*] Cash [*] 18. [*] [*] Cash [*] 19. [*] [*] Cash [*] 20. [*] [*] Cash [*] Total 460,931,264. 99 -- 100% 2.2 The Equity Transfer The Parties agree that, in accordance with and subject to the terms and conditions of this Agreement, the Transferor shall transfer to the Transferee the registered capital of the Target Company held by it totaling USD [*] (Among them, the cash contribution corresponding to Transferor 1 is USD [*], and the equipment contribution corresponding to Transferor 2 is USD [*], accounting for [*]% of the equity of the Company (“Transferred Equity”). Among them, (i) Transferor 1 shall transfer to the Transferee the registered capital of the Target Company held by it totaling USD [*] (corresponding to the cash contribution of USD [*], accounting for [*]% of the equity of the Company ("Transferor 1 Transferred Equity"), and (ii) Transferor 2 shall transfer to the Transferee the registered capital of the Target Company held by it totaling USD [*] (corresponding to the equipment contribution of USD [*], accounting for [*] % of the equity of the Company ("Transferor 2 Transferred Equity") (collectively, the “Equity Transfer”).

9 3 Equity Transfer Price 3.1 Payment Method The Transferee agrees to purchase the Transferred Equity from the Transferor by cash, and the Transferor agrees to accept the cash paid by the Transferee as the Equity Transfer Price for the Transferred Equity. 3.2 Equity Transfer Price The Parties agree that the Transferee shall pay the Equity Transfer Price to the Transferor for the Equity Transfer. Among them, the transfer price for the Transferor 1 Transferred Equity is [*] (That is, it is the RMB equivalent amount of [*]determined by foreign exchange conversion based on the central parity rate of the RMB exchange rate (i.e., 1 US dollar to [*] RMB) announced by the China Foreign Exchange Trade System authorized by the People's Bank of China as of [*], the “Equity Transfer Price 1”; for the avoidance of doubt, when the Equity Transfer Price 1 is actually paid, it shall be paid in the form of an equal amount of US dollars as stipulated in Article 4 of this Agreement)，and the transfer price for the Transferor 2 Transferred Equity is RMB [*] (That is, it is the RMB equivalent amount of USD [*]determined by foreign exchange conversion based on the central parity rate of the RMB exchange rate (i.e., 1 US dollar to [*] RMB) announced by the China Foreign Exchange Trade System authorized by the People's Bank of China as of [*], the “Equity Transfer Price 2”, together with the Equity Transfer Price 2 as the “Equity Transfer Price”; for the avoidance of doubt, when the Equity Transfer Price is actually paid, it shall be paid in the form of an equal amount of US dollars as stipulated in Article 4 of this Agreement). For the avoidance of doubt, (1) before the Transferee pays the corresponding Equity Transfer Price 1 to the Transferor 1, for the withholding income Tax and other Taxes and fees that the Transferor 1 should bear and that The Transferee has paid in accordance with the law, such Taxes and fees shall be deducted from the Equity Transfer Price 1 paid to the Transferor 1 (i.e., such Taxes and fees shall be borne by the Transferor 1). The stamp duty involved in the Equity Transfer shall be borne by the Transferor and the Transferee respectively, and they shall complete the relevant stamp duty declaration and Tax payment obligations respectively. (2) The Transferor hereby confirms that all the capital contribution corresponding to the equity it holds in the Target Company (including the Transferred Equity) has been fully paid in on time. The Transferee is not required to assume the payment obligations corresponding to such Transferred Equity and is subject to the obligation to make up for contributions and compensation liabilities stipulated in Article 7.1 of this Agreement.

10 The Transferor 1 and the Target Company shall take all necessary actions to cooperate with the Transferee in handling the Tax declaration of the withholding income Tax for the relevant Equity Transfer, the Tax filing for the outbound payment of the Equity Transfer Price, and the relevant information registration and change procedures of the bank with the competent Tax authority having jurisdiction over the Transferee in accordance with the requirements of Applicable Laws, including but not limited to that the Transferor 1 and the Target Company shall cooperate with the competent tax authorities of the relevant Parties to communicate regarding the relevant Equity Transfer transactions, and based on the communication results confirmed by the Tax authority, provide Tax and fee calculation and supporting materials, the completion of tax return forms, the completion of outbound payment filing forms, as well as necessary supporting documents required by the Tax authority after communication (collectively, the "Transferor's Cooperation Obligation"). After the Transferor's Cooperation Obligation is fulfilled, the Transferee will, based on the aforementioned information, submit the Tax return for the withholding income Tax, pay the Taxes and fees, and complete the relevant Tax filing procedures for the outbound payment of the Equity Transfer Price after confirming with the Transferor 1. The Transferee is only obligated to pay the balance of the Equity Transfer Price to the Transferor 1 after deducting the withheld and remitted Taxes and fees. If any late payment penalties or fines arise due to the failure of the Transferor 1 to fulfill the Transferor's Cooperation Obligations, such late payment penalties or fines shall be borne by the Transferor 1, and the Transferee has the right to deduct them from the Equity Transfer Price payable to the Transferor 1. 4 Payment of Equity Transfer Price 4.1 Co-Management of Funds and Closing 4.1.1 Within ten (10) Business Days after the Execution Date, the Transferor 1 and the Transferee shall jointly open a co-managed bank account ("Co- Management Account") in the name of the Transferee at the bank determined by the Transferee, and shall sign a tripartite bank fund co- management agreement with the opening bank ("Opening Bank" or "Custodian Bank"). The Co-Management Account will serve as a dedicated account for the Transferee to pay the Equity Transfer Price 1 to the Transferor 1. Within five (5) Business Days after the effective date of this Agreement, the Transferee shall pay RMB [*] ("First Co-Managed Fund") in full and in one lump sum to the Co-Management Account and provide the payment voucher in writing to the Transferor 1. Before September 15, 2025, the Transferee shall pay RMB [*] ("Second Co- Managed Fund") in full and in one lump sum to the Co-Management

11 Account and provide the payment voucher in writing to the Transferor 1. Before November 15, 2025, the Transferee shall pay [*] ("Third Co- Managed Fund") in full and in one lump sum to the Co-Management Account and provide the payment voucher in writing to the Transferor 1. 4.1.2 The Parties confirm and agree that during the period when the corresponding amount equivalent to the Equity Transfer Price as described in Article 4.1.1 is deposited in the Co-Management Account, the ownership of the aforementioned funds still belongs to the Transferee, and all the income generated from the funds in the Co-Management Account (if any) shall be enjoyed by the Transferee, and the custody fee, remittance fee and other expenses of the Co-Management Account shall be borne by the Transferee. 4.1.3 Each Party hereby further confirms and agrees that the date on which the Transferee pays the amount equivalent to the Equity Transfer Price 2 to the account designated by Transferor 2 in one lump sum in accordance with Article 4.2.1 of this Agreement shall be the "Equity Closing Date" of the Transferred Equity (i.e., the registered capital held by the Transferor in the Target Company of USD [*], corresponding to 20.345094% of the equity of the Target Company ). 4.1.4 On the Equity Closing Date, the Target Company shall (and the Transferor shall make reasonable commercial efforts to procure the Target Company to) deliver the original copies of the following documents to the Transferee (for the avoidance of doubt, if any of the following documents has been provided to the Transferee before the Equity Closing Date, there is no need to provide them again) : (a) The Target Company shall provide a capital contribution certificate signed by the legal representative of the Company and stamped with the Company's official seal (in the same format and content as Part I of Annex VI to this Agreement), wherein the contribution date shall be updated on the completion Equity Closing Date; (b) The Target Company shall provide the register of shareholders of the Target Company (in the same format and content as Part II of Annex VI to this Agreement), wherein the contribution date shall be updated on the completion Equity Closing Date. 4.1.5 On the Equity Closing Date, the Target Company shall (and the Transferor shall make reasonable commercial efforts to procure the Target Company to) deliver the electronic scanned copies of the following documents to the Transferee (and the original documents (if applicable) shall be delivered to

12 the Transferee within ten (10) Business Days after the Equity Closing Date): (a) The relevant Transaction Documents shown in Annex I that have been signed by all Parties to this Agreement and other shareholders; (b) The Transaction Documents related to this Equity Transfer shall be approved and authorized by the formal and effective resolution passed by the shareholders' meeting and the board of directors of the Target Company. Among them, the resolution of the shareholders' meeting shall include that the existing shareholders of the Target Company agree to waive their rights of first refusal and co-sale rights for the Equity Transfer. 4.2 Payment Arrangement for the Equity Transfer Price 4.2.1 Payment Arrangement for Equity Transfer Price 2 Within ten (10) Business Days after Transferor 2 and the Target Company issue the Domestic Payment Conditions Precedent Satisfaction Confirmation Letter under Article 5.5 hereof in respect of the Domestic Payment Conditions Precedent described in Article 5.1 hereof, and the Domestic Payment Conditions Precedent Satisfaction Confirmation Letter is confirmed by the Transferee in writing to be satisfied or the Transferee waives the relevant conditions precedent in writing according to Article 5.5 hereof, the Transferee shall make a one-time payment of the amount equivalent to one hundred percent (100%) of the Equity Transfer Price 2, that is, [*] to the bank account designated by Transferor 2 that can legally and compliably receive the RMB Equity Transfer Price 2. 4.2.2 Payment Arrangement for Equity Transfer Price 1 4.2.2.1 Payment Arrangement for the First Equity Transfer Price Within ten (10) Business Days after the Transferor 1 and the Target Company issue the Overseas Payment First Conditions Precedent Satisfaction Confirmation Letter in accordance with Article 5.5 of this Agreement in respect of the Overseas Payment First Conditions Precedent under Article 5.2 hereof, and such Overseas Payment First Conditions Precedent Satisfaction Confirmation Letter is confirmed in writing by the Transferee in accordance with Article 5.5 of this Agreement or the Transferee waives the relevant conditions precedent in writing, the Transferor 1 and the Transferee shall instruct in writing the bank where the Co-Management Account is opened to pay the first co- managed fund of [*] (the "First Equity Transfer Price"), after deducting

13 the relevant Taxes and fees that the Transferee shall pay on behalf of the Transferor 1 in accordance with Article 3.2 of this Agreement, in US dollars from the Co-Management Account to the bank account designated by Transferor 1 that can legally and compliably receive the First Equity Transfer Price. The Parties confirm that when calculating and paying the corresponding Equity Transfer Price to be paid to the Transferor 1 as mentioned above, if it needs to be paid in US dollars and convert from RMB to US dollars accordingly, the foreign exchange conversion shall be made in accordance with the central parity rate of the RMB exchange rate published by the China Foreign Exchange Trade System authorized by the People's Bank of China on the Business Day prior to the actual payment date. 4.2.2.2 Payment Arrangement for the Second Equity Transfer Price Within ten (10) Business Days after the Transferor 1 and Target Company issue the Overseas Payment Second Conditions Precedent Satisfaction Confirmation Letter in accordance with Article 5.5 of this Agreement in respect of the Overseas Payment Second Conditions Precedent under Article 5.3 hereof, and such Second Conditions Precedent Satisfaction Confirmation Letter is confirmed in writing by the Transferee in accordance with Article 5.5 of this Agreement or the Transferee waives the relevant conditions precedent in writing, the Transferor 1 and the Transferee shall instruct in writing the bank where the Co-Management Account is opened to pay the second co-managed fund of RMB [*] (the "Second Equity Transfer Price"), after deducting the relevant Taxes and fees that the Transferee shall pay on behalf of the Transferor 1 in accordance with Article 3.2 of this Agreement, in US dollars from the Co- Management Account to the bank account designated by Transferor 1 that can legally and compliably receive the Second Equity Transfer Price. The Parties confirm that when calculating and paying the Equity Transfer Price to be paid to the Transferor 1 as mentioned above, if it needs to be paid in US dollars and convert from RMB to US dollars accordingly, the foreign exchange conversion shall be made in accordance with the central parity rate of the RMB exchange rate published by the China Foreign Exchange Trade System authorized by the People's Bank of China on the Business Day prior to the actual payment date. 4.2.2.3 Payment Arrangement for the Third Equity Transfer Price

14 Within ten (10) Business Days after the Transferor 1 and Target Company issue the Overseas Payment Third Conditions Precedent Satisfaction Confirmation Letter in accordance with Article 5.5 of this Agreement in respect of the Overseas Payment Third Conditions Precedent under Article 5.4 hereof, and such Third Conditions Precedent Satisfaction Confirmation Letter is confirmed in writing by the Transferee in accordance with Article 5.5 of this Agreement or the Transferee waives the relevant conditions precedent in writing, the Transferor 1 and the Transferee shall instruct in writing the bank where the Co-Management Account is opened to pay [*] (the "Third Equity Transfer Price"), after deducting the relevant Taxes and fees that the Transferee shall pay on behalf of the Transferor 1 in accordance with Article 3.2 of this Agreement, in US dollars from the Co-Management Account to the bank account designated by Transferor 1 that can legally and compliably receive the Third Equity Transfer Price. The Parties confirm that when calculating and paying the Equity Transfer Price to be paid to the Transferor 1 as mentioned above, if it needs to be paid in US dollars and convert from RMB to US dollars accordingly, the foreign exchange conversion shall be made in accordance with the central parity rate of the RMB exchange rate published by the China Foreign Exchange Trade System authorized by the People's Bank of China on the Business Day prior to the actual payment date. For the avoidance of doubt, the date on which the Transferor 1 and the Transferee complete the release of the Third Equity Transfer Price as stipulated in Article 4.2.2.3 of this Agreement shall be regarded as the "Payment Completion Date" for the Transferee. 4.3 Transferor 2 shall provide the Transferee with bank account information in writing before the Domestic Payment Conditions Precedent described in Article 5.1 are all satisfied or waived in writing by the Transferee. Transferor 1 shall provide the Transferee with bank account information in writing before the Overseas Payment First Conditions Precedent described in Article 5.2 are all satisfied or waived in writing by the Transferee. 4.4 The Parties confirm and agree that the Transferee shall become a shareholder of the Target Company with respect to the corresponding registered capital (i.e., the registered capital of the Target Company of [*], corresponding to [*] of the Target Company’s equity) obtained through the Equity Transfer as of the Equity Closing Date (inclusive), and the Transferee shall enjoy the corresponding shareholder rights and assumes the corresponding obligations in accordance with the provisions of Applicable Laws such as the Company Law of the People's

15 Republic of China and the provisions in the Transaction Documents related to this Equity Transfer. From the Equity Closing Date (inclusive), the Target Company's accumulated undistributed profits (if any) corresponding to the registered capital obtained in the Equity Transfer shall be enjoyed by the Transferee. 5 Conditions Precedent and Delivery Documents 5.1 Conditions Precedent for Equity Transfer Price 2 Unless the Transferee makes a written waiver, the Transferee's fulfillment of the obligation to pay the Equity Transfer Price 2 shall be subject to the following conditions being confirmed in writing by the Transferee to be fully satisfied ("Domestic Payment Conditions Precedent", the date on which all Domestic Payment Conditions Precedent are satisfied is hereinafter referred to as “Domestic Payment Conditions Precedent Satisfaction Date”) : (a) [*] (b) [*] (c) [*] (d) [*] (e) [*] (f) [*] (g) [*] (h) [*] (i) [*] (j) [*] 5.2 Overseas Payment First Conditions Precedent for Equity Transfer Price 1 Unless the Transferee waives in writing, the Transferee’s performance of the First Equity Transfer Price payment obligations shall be subject to that the following conditions are confirmed by the Transferee in writing to be satisfied (“Overseas Payment First Conditions Precedent”; the date on which all the Overseas Payment First Conditions Precedent are satisfied is hereinafter referred to as the “Overseas Payment First Conditions Precedent Satisfaction Date”): (a) [*] (b) [*] (c) [*]

16 (d) [*] (e) [*] (f) [*] (g) [*] (h) [*] (i) [*] (j) [*] (k) [*] (l) [*] (m) [*] (n) [*] 5.3 Overseas Payment Second Conditions Precedent of Equity Transfer Price 1 Unless the Transferee makes a written waiver, the Transferee's fulfillment of the obligation to pay the Second Equity Transfer Price shall be subject to the following conditions being confirmed in writing by the Transferee to be fully satisfied ("Overseas Payment Second Conditions Precedent", the date on which all Overseas Payment Second Conditions Precedent are satisfied is hereinafter referred to as “Overseas Payment Second Conditions Precedent Satisfaction Date”): (a) [*] (b) [*] (c) [*] [*] 5.4 Overseas Payment Third Conditions Precedent of Equity Transfer Price 1 Unless the Transferee makes a written waiver, the Transferee's fulfillment of the obligation to pay the Third Equity Transfer Price shall be subject to the following conditions being confirmed in writing by the Transferee to be fully satisfied ("Overseas Payment Third Conditions Precedent", the date on which all Overseas Payment Third Conditions Precedent are confirmed by the Transferee in writing to be satisfied or are waived by the Transferee in writing is hereinafter referred to as the “Overseas Payment Third Conditions Precedent Satisfaction Date”): (a) [*]

17 (b) [*] (c) [*] (d) [*] (e) [*] [*] 5.5 The Transferor and the Target Company shall each issue to the Transferee, on the date on which each of the conditions precedent described in Articles 5.1 to 5.3 is satisfied, a written confirmation letter confirming that all such conditions precedent have been satisfied in respect of the portion of the equity interests to be transferred by the Transferor in connection with the Equity Transfer (collectively, the “Conditions Precedent Satisfaction Confirmation Letter”, the format and content of which are set forth in Annex 7 to this Agreement). Specifically, (1) Transferor 2 and the Target Company shall each issue to the Transferee on the Domestic Payment Conditions Precedent Satisfaction Date a written confirmation letter confirming that the Domestic Payment Conditions Precedent referred to in Article 5.1 hereof (excluding item (c) for Transferor 2; and excluding items (b) and (c) for the Target Company) have been fully fulfilled (the format and content of which shall be the same as Part I of Annex VII to this Agreement, the “Domestic Payment Conditions Precedent Satisfaction Confirmation Letter”); (2) Transferor 1 and the Target Company shall each issue to the Transferee on the Second Conditions Precedent Satisfaction Date a written confirmation letter confirming that the Domestic Payment First Conditions Precedent referred to in Article 5.2 hereof (excluding item (c) for Transferor 1; and excluding items (b), (c) and (n) for the Target Company) have been fully fulfilled (the format and content of which shall be the same as Part II of Annex VII to this Agreement, the “Overseas Payment First Conditions Precedent Satisfaction Confirmation Letter”); (3) Transferor 1 and the Target Company shall each issue to the Transferee on the Overseas Payment Second Conditions Precedent a written confirmation letter confirming that the Overseas Payment Second Conditions Precedent referred to in Article 5.3 hereof (excluding item (c) for the Target Company) have been fully fulfilled (the format and content of which shall be the same as Part III of Annex VII to this Agreement, the “Overseas Payment Second Conditions Precedent Satisfaction Confirmation Letter”); (4) Transferor 1 and the Target Company shall each issue to the Transferee on

18 the Overseas Payment Third Conditions Precedent a written confirmation letter confirming that the Overseas Payment Third Conditions Precedent referred to in Article 5.4 hereof (excluding item (e) for the Target Company) have been fully fulfilled (the format and content of which shall be the same as Part IV of Annex VII to this Agreement, the “Overseas Payment Third Conditions Precedent Satisfaction Confirmation Letter”); The Transferee shall have the right to review the aforementioned documents within ten (10) Business Days after receiving the Conditions Precedent Satisfaction Confirmation Letter. If the Transferee has no objections, it shall notify the Target Company and the Transferor in writing (e.g., by email) within ten (10) Business Days after receiving the Conditions Precedent Satisfaction Confirmation Letter, confirming that all the aforementioned conditions precedent have been satisfied. If the Transferee has any reasonable objections, it must, within ten (10) Business Days of receiving the Conditions Precedent Satisfaction Confirmation Letter, appropriately explain the reasons and background for its objections and provide the Target Company and the Transferor with relevant written materials. The Transferee has the right to request the Target Company and the Transferor to take further actions or provide further documents until: (1) the relevant conditions precedent for which the Transferee raised reasonable objections are satisfied or waived in writing by the Transferee; or (2) the reasonable objections raised by the Transferee are properly resolved. 5.6 The Target Company shall promptly apply for the registration and filing of the company change related to the Equity Transfer within five (5) Business Days after the Equity Closing Date, and the relevant Parties shall provide necessary cooperation. The Parties agree to provide and sign any necessary and reasonable information and legal documents requested from time to time by the market regulation administration or other competent authorities, including but not limited to the business licenses or registration certificates of the Parties (including notarized and certified copies of the registration certificates and their translations, if required), to facilitate the prompt completion of the company change registration and filing for the Equity Transfer. The Target Company shall use its best reasonable efforts to ensure that the aforementioned company change registration and filing procedures are completed within twenty (20) Business Days from the date the Target Company first submits the application for company change registration and filing procedures. After the aforementioned company change registration and filing procedures are completed, the Target Company shall provide the Transferee with a copy of the new business license stamped with the official seal (as applicable) within five (5) Business Days. 5.7 On Domestic Payment Conditions Precedent Satisfaction Date, Transferor 2 shall

19 (and Transferor 2 shall use reasonable commercial efforts to cause the Target Company to complete the delivery matters described in this Article 5.7) deliver to the Transferee a Domestic Payment Conditions Precedent Satisfaction Confirmation Letter regarding the satisfaction of all such Domestic Payment Conditions Precedent or the written waiver of such condition precedents by the Transferee. The Target Company shall provide the Transferee with electronic scans of the relevant supporting documents and other written materials (and shall deliver the originals (if applicable) to the Transferee within ten (10) Business Days following the Domestic Payment Conditions Precedent Satisfaction Date). 5.8 On the Overseas Payment First Conditions Precedent Satisfaction Date, Transferor 1 shall (and Transferor 1 shall use reasonable commercial efforts to cause the Target Company to complete the delivery matters described in this Article 5.8) deliver to the Transferee an Overseas Payment First Conditions Precedent Satisfaction Confirmation Letter regarding the satisfaction of all such Overseas Payment First Conditions Precedent or the written waiver of such condition precedents by the Transferee. The Target Company shall provide the Transferee with electronic scans of the relevant supporting documents and other written materials (and shall deliver the originals (if applicable) to the Transferee within ten (10) Business Days following the Overseas Payment First Conditions Precedent Satisfaction Date). 5.9 On the Overseas Payment Second Conditions Precedent Satisfaction Date, Transferor 1 shall (and Transferor 1 shall use reasonable commercial efforts to cause the Target Company to complete the delivery matters described in this Article 5.9) deliver to the Transferee an Overseas Payment Second Conditions Precedent Satisfaction Confirmation Letter regarding the satisfaction of all such Overseas Payment Second Conditions Precedent or the written waiver of such condition precedents by the Transferee. The Target Company shall provide the Transferee with electronic scans of the relevant supporting documents and other written materials (and shall deliver the originals (if applicable) to the Transferee within ten (10) Business Days following the Overseas Payment Second Conditions Precedent Satisfaction Date). 5.10 On the Overseas Payment Third Conditions Precedent Satisfaction Date, Transferor 1 shall (and Transferor 1 shall use reasonable commercial efforts to cause the Target Company to complete the delivery matters described in this Article 5.10) deliver to the Transferee an Overseas Payment Third Conditions Precedent Satisfaction Confirmation Letter regarding the satisfaction of all such Overseas Payment Third Conditions Precedent or the written waiver of such condition precedents by the Transferee. The Target Company shall provide the Transferee with electronic scans of the relevant supporting documents and other

20 written materials (and shall deliver the originals (if applicable) to the Transferee within ten (10) Business Days following the Overseas Payment Third Conditions Precedent Satisfaction Date). 6 Commitments before Completion of the Equity Transfer 6.1 The Target Company undertakes to the Transferee that, except for the Equity Transfer and/or the Merger and Reorganization under this Agreement, during the period from the Execution Date to the Equity Closing Date (inclusive) (the “Transition Period”), the Target Company shall ensure that: (a) it will conduct business in accordance with general and normal procedures, and only incur (or agree to incur) expenses for the purpose of normal business operations during the course of normal transactions; (b) it will take all reasonable measures to protect and maintain its assets; (c) it will take all reasonable measures to ensure that it holds all necessary valid licenses, permits, qualifications, certificates, approvals, or authorizations required for the conduct of its business; and (d) Any related-party transactions entered into by the Target Company are based on market prices, with relevant parties entering into agreements and orders in accordance with fair and equitable principles, clearly defining rights and obligations, and complying with internal decision-making procedures as stipulated in the Articles of Association, Shareholders Agreement, and relevant regulations, with no unfair related-party transactions occurring. As a shareholder of the Target Company, the Transferor shall actively exercise its shareholder rights and actively exercise its directorial powers through its appointed directors to urge the Target Company to fulfill the above commitments. 6.2 The Transferor and the Target Company shall each make the following commitments to the Transferee: except for the Equity Transfer and/or the Merger and Reorganization under this Agreement, during the Transition Period, the Target Company and the Transferor shall each make the following commitments in accordance with the specific terms and scope of their respective commitments as clearly stipulated in Article 6.2 of this Agreement, and shall engage in sufficient consultation with the Transferee regarding any matters that have a substantial impact on the Target Company, and unless the Transferee has given prior written consent (the Transferee shall respond within five (5) Business Days of receiving written or email notification from the Transferor or the Target Company; if the Transferee disagrees, it must state the reasons; otherwise, it shall be deemed to have agreed), the Transferor and the Target Company shall ensure

21 compliance with the respective commitments and scope of commitments clearly stipulated in Article 6.2 of this Agreement to ensure: (a) The Transferor and the Target Company shall not, within the scope of their respective commitments under this Agreement, engage in, permit, or facilitate (and shall ensure that the Target Company does not engage in, permit, or facilitate) any act or omission that would constitute or result in a breach of any representations, warranties, or commitments made by the Transferor and the Target Company under this Agreement. (b) The Target Company undertakes not to take any of the following actions (except for actions taken in cooperation with the Transferee in accordance with this Agreement for the purpose of the Equity Transfer and/or the Merger and Reorganization): (i) To increase, decrease, allocate, issue, acquire, repay, transfer, pledge, or redeem any registered capital or equity of the Target Company; (ii) To take any action that may result in the dilution of the Transferee's equity in the Target Company on the date of satisfaction of the conditions precedent, through the revision of the Articles of Association or through any reorganization, merger, sale of equity, consolidation, or sale of assets. (iii) Unless with the prior written consent of the Transferee, to make any changes or adjustments to: (A) the control structure, determination of actual controllers, and internal management structure of the Target Company; (B) the composition, powers and responsibilities, voting mechanisms, and procedures for convening and holding meetings of the shareholders' meeting, board of directors, board of supervisors, and senior management of the Target Company; (iv) Unless with the prior written consent of the Transferee, to make any changes to the core employees of the Target Group, or any adjustments to the remuneration, positions, or employment relationships of the directors, supervisors, senior management, or core employees of the Target Group, or to formulate any new policies or revise existing policies with respect to the recruitment, incentives, benefits, rewards and penalties, housing, or termination of employment of such personnel. (v) To sell, lease, transfer, license, or assign any material assets, or create any mortgage, pledge, security interest, or other type of Encumbrance on any material assets; except where the Target Company disposes of its assets in the ordinary course of business in

22 a manner consistent with past business practices; (vi) The Target Company incurs or assumes total liabilities, obligations, or expenses exceeding RMB five million (RMB 5,000,000) (or the equivalent in other currencies), or makes any major capital expenditures exceeding RMB five million (RMB 5,000,000) (or the equivalent in other currencies), except for those incurred in the ordinary course of business (such as credit facilities, loans, or mortgages obtained by the Target Company from banks or other financial institutions for daily operational needs, or capital contributions made by the Target Company to its subsidiaries, or loans or intercompany transactions between the Target Company and its subsidiaries); (vii) Announcing, paying, and distributing any profits, dividends, or bonuses; (viii) Engaging in any related-party transactions, except for transactions conducted by the Target Company in the normal course of business and in accordance with past business practices; (ix) Except as disclosed in writing to the Transferee in the disclosure letter of this Agreement, to enter into any contract, agreement, or making any commitment (regardless of whether it is legally binding), except for business contracts or agreements entered into by the Target Company in the normal course of its business activities or daily operations within the scope of its normal business activities, with an amount of less than RMB ten million (RMB 10,000,000); (x) To agree to any change or termination of any existing agreement to which the Target Company is a party that may have a Material Adverse Effect on the nature or scope of the Target Company's operations, assets, finances, or business; (xi) To waive any of its claims, rights, or interests, or grant any exemption or reduction of any material debt, obligation, or liability of any of its debtors or contractual counterparties; (xii) Unless prior written consent is obtained from the Transferee, to establish, cancel, or materially modify the terms of any profit- sharing plan, option or equity plan, reward or incentive plan; (xiii) Unless with the prior written consent of the Transferee, to enter into any debt settlement or arrangement with its creditors, file for bankruptcy, or take any action that may result in its liquidation, or

23 fail to take any reasonable action to prevent liquidation proceedings (whether voluntary or involuntary) from being initiated against it; For the avoidance of doubt, the Target Company may enter into a legally binding settlement agreement with Transferor 2 regarding any outstanding debts and claims between them, and such settlement agreement shall not be deemed a breach of this clause. (xiv) To change the corporate form of the Target Group, shorten its operating term, or take any action such as merger, division, cessation of operations, acquisition, reorganization, liquidation, filing for bankruptcy, or other similar actions with respect to the Target Group; (xv) Unless prior written consent is obtained from the Transferee, to reach a settlement with any counterparty in litigation, arbitration, or other legal proceedings that is material to the Target Company; (xvi) To establish or close any branch or office, or create, acquire, or dispose of any subsidiary or any shares, equity interests, securities, or rights in any subsidiary; (xvii) To modify its previously adopted accounting policies or reporting practices, except as required by Applicable Laws; (xviii) To agree or commit, either orally or in writing, to take any of the above actions, including but not limited to signing a letter of intent to invest, a letter of commitment, a letter of consent, etc.; (xix) To take or commit to take other actions that may have a Material Adverse Effect on the Target Group. The Transferor, as a shareholder of the Target Company, shall actively exercise its shareholder rights and, through the directors it has appointed, actively exercise its directorial powers to ensure that the Target Company does not engage in the conduct described in Article 6.2(b) of this Agreement (except for conduct necessary to facilitate the Equity Transfer under this Agreement and/or to achieve the objectives of the Merger and Reorganization). (c) The Target Company undertakes to comply with all Applicable Laws and regulations in all material respects. The Transferor, as a shareholder of the Target Company, shall actively exercise its shareholder rights and actively exercise its directorial powers through its appointed directors to urge the Target Company not to engage in any conduct that violates this Article 6.2(c).

24 (d) If, at any time prior to or upon completion of the Equity Transfer, it becomes necessary to reaffirm the warranties based on the facts and circumstances then existing, the Transferor and the Target Company shall not engage in, permit, or facilitate any act or omission that would constitute or give rise to a breach of such warranties; nor shall they take any action inconsistent with the provisions of this Agreement, the purpose of the Equity Transfer, or the purpose of the Merger and Reorganization. (e) For matters during the transition period that require the Transferee's consent, the Target Company shall issue a written notice to the Transferee. Upon receipt of the notice, the Transferee shall respond in writing within five (5) days at the latest (if disagreeing, the reasons for disagreement must be attached; if urgent handling is required, the Transferee shall make reasonable efforts to handle it as soon as possible). The Transferee shall not unreasonably refuse the Target Group from engaging in the matters listed in this section 6.2. 6.3 The Transferor agrees not to vote in favor of any resolution at the shareholders' meeting or board of directors' meeting of the Target Company regarding the Target Company's breach of the above Transition Period covenants. 6.4 Accounts and Transactions. The Target Company undertakes to the Transferee that during the Transition Period: (a) all revenues and expenditures of the Target Group shall be processed through the Target Group’s accounts; (b) any amounts that should have been received through the Target Group's account but were actually received through other bank accounts shall be deposited into the Target Group's account prior to the completion of the Equity Transfer; (c) no Target Group account shall be closed, and no new bank account shall be opened outside the Target Group's account without the prior written consent of the Transferee. The Transferor, as a shareholder of the Target Company, shall actively exercise its shareholder rights and, through the directors it has appointed, actively exercise its directorial powers to urge the Target Company to perform the obligations set forth in this Article 6.4. 6.5 Progress Notification. The Transferor and the Target Company undertake to the Transferee that during the Transition Period, they shall promptly notify the Transferee in writing of the following matters of which they are aware (or to Transferor’s Reasonable Knowledge): (a) Any event, circumstance, fact, or situation that constitutes or may constitute a breach of the representations, warranties, and covenants, or any event, circumstance, fact, or situation whose effects may render the representations, warranties, and covenants inaccurate or incorrect in any

25 respect; (b) Any event, circumstance, fact, or situation that constitutes or may constitute a breach of the commitments made prior to the completion of the Equity Transfer as specified in Article 6 of this Agreement; and (c) All material events, circumstances, facts, and situations that affect the assets, liabilities, business, finances, operations, customer or supplier relationships, employee relationships, or prospects of the Target Company. 6.6 Exclusivity. The Transferor and the Target Company severally and independently undertake to the Transferee that, except for the Merger and Reorganization and the Equity Transfer pursuant to this Agreement, during the Transition Period, the Transferor and the Target Company shall: (a) not solicit, initiate, consider, encourage, or accept any proposal or offer from any person relating to any of the following matters: (i) Any investment in the Target Group; (ii) Any acquisition, whether direct or indirect, of all or any part of the equity interests in the Target Company held by the Transferor or any assets of the Target Group; or the creation or maintenance of any lien, claim, mortgage, pledge, or other encumbrance on the equity interests in the Target Company held by the Transferor; (iii) Mergers, consolidations, or other forms of business combinations with the Target Group; (iv) Capital reorganizations, asset reorganizations, or other abnormal business transactions involving the Target Group. (b) not engage in any discussions, conversations, negotiations, or other forms of communication with any other parties unrelated to the aforementioned matters in connection with the Merger and Reorganization, or provide any information related to the aforementioned matters to any other persons, or in any way cooperate with, assist, participate in, promote, or encourage any other persons to attempt to engage in the aforementioned matters. (c) immediately terminate all existing discussions, conversations, negotiations, and other forms of communication regarding the aforementioned matters with any other parties unrelated to the Merger and Reorganization as of the Execution Date. If any person makes any such proposal or offer, or if any person has made any such inquiry, the Transferor shall immediately notify the Transferee and, in the notice to the Transferee, provide reasonable details regarding the identity of the person who made such proposal, offer, inquiry, or contact, as well as the terms and conditions of such proposal,

26 offer, inquiry, or other contact. 6.7 Transition Period Profit and Loss. The Parties hereby agree that the profit and loss generated by the Target Group during the Transition Period shall be enjoyed or borne by the Transferee, AOS Party, and the Target Company, as well as the existing shareholders of the Target Company on the Equity Closing Date, in proportion to their respective shareholdings in the Target Company on the date of completion of the Equity Transfer. 7 Commitments 7.1 [*] (1) [*] (2) [*] (3) [*] (4) [*] 7.2 Control Right From the date of completion of the Equity Transfer, AOS agrees to actively cooperate and promote the completion of the following matters by signing Transaction Documents, participating in the corresponding shareholders' meetings and exercising voting rights to agree to the following matters, as well as ensuring and promoting the directors appointed by it to participate in the corresponding board meetings and exercise voting rights to agree to the following matters: (1) From the Equity Closing Date, the Target Company's board of directors shall consist of seven (7) members. The Transferee shall have the right to appoint [*] directors, AOS shall have the right to appoint [*] director, and Chongqing Yujiangxin Enterprise Management Co., Ltd. shall have the right to appoint [*] directors. The board of directors shall have one (1) chairman, nominated from among the directors appointed by the Transferee and elected by the board of directors; one (1) vice chairman, nominated from among the directors appointed by Chongqing Yujiangxin Enterprise Management Co., Ltd. and elected by the board of directors; and (2) From the Equity Closing Date, it will cooperate with the Transferee to take all necessary and reasonable measures and actions in accordance with Applicable Laws and regulations to ensure that the Transferee can exercise effective and comprehensive control over the Target Company and achieve financial consolidation, including but not limited to issuing a commitment letter stating that it will not seek actual control (if necessary).

27 7.3 Exit of Minority Shareholders. From the Equity Closing Date, AOS agrees to participate in the relevant shareholders' meetings and exercise its voting rights to approve the following matters and waive its rights of first refusal and preemptive rights etc., through the signing of Transaction Documents, to ensure and promote the participation of its appointed directors in the relevant board meetings and exercise their voting rights to approve the following matters, to appoint representatives to attend relevant communication meetings or negotiation meetings, to issue corresponding commitment letters or supporting documents (if any), and to approve the following matters: (1) It is agreed that the equity interests held by [*] (hereinafter collectively referred to as the “Exiting Shareholders”) in the Target Company shall be disposed of in the following manner to enable the Exiting Shareholders to exit the Target Company. The Transferee shall have the right to choose (the specific scheme shall be subject to the notice provided by the Transferee to the shareholders of the Target Company, including the Transferor, at the time) that (i) the Exiting Shareholders will exit the Target Company through a targeted capital reduction. The capital reduction plan is as follows: the Target Company shall pay the capital reduction amount to the Exiting Shareholders through a non-proportional targeted capital reduction; the capital reduction amount shall be equivalent to the total amount calculated based on the actual transaction price paid by the Exiting Shareholders for their equity in the Target Company, plus an annualized return calculated at a certain rate, with the final determination made by the shareholders' meeting resolution of all shareholders of the Target Company at that time (“Shareholders' Meeting Resolution on Direct Capital Reduction”); or (ii) a third party designated by the Transferee (the “Purchaser SPV”) acquires the equity interests of the Exiting Shareholders, and after the completion of the aforementioned Equity Transfer, the Purchaser SPV exits the Target Company through a capital reduction. The aforementioned Equity Transfer and capital reduction plan is detailed as follows: (a) The Purchaser SPV will acquire all of the equity held by the Exiting Shareholders and pay the equity transaction consideration to the Exiting Shareholders (the aforementioned consideration is equivalent to the total amount calculated based on the transaction price actually paid by the Exiting Shareholders for their equity in the Target Company, plus an annualized return calculated at a certain rate, with the final amount being the transaction consideration actually paid by the Purchaser SPV); (b) The Target Company shall pay the capital reduction

28 amount to the Purchaser SPV through a non-proportional targeted capital reduction; the capital reduction amount shall be equivalent to the total transaction consideration paid by the Purchaser SPV to the Exiting Shareholders, and shall ultimately be subject to the shareholders' meeting resolution made by all shareholders of the Target Company at that time (the “Shareholders' Meeting Resolution on Indirect Capital Reduction”). (For the avoidance of doubt, regardless of whether the Transferee chooses option (i) or option (ii), once determined, the shareholders' meeting resolution shall be referred to as the “Capital Reduction Shareholders' Meeting Resolution” throughout the remainder of this Agreement). (2) To achieve the purpose of the capital reduction plan set forth in Article 7.3(1), it is agreed as follows: within ten (10) Business Days after the Target Company's shareholders' meeting has approved the resolution on capital reduction as stipulated in Article 7.3(1) of this Agreement, the Transferee or its designated party may (i) After the Exiting Shareholder or the Purchaser SPV no longer holds any equity in the Target Company through a capital reduction, pay cash of no less than [*] (the specific amount shall be consistent with the capital reduction payment that the Target Company is required to make to the Purchaser SPV or the Exiting Shareholder pursuant to the capital reduction shareholders' meeting resolution), to conduct a cash capital increase of the Target Company (the “First Cash Capital Increase”), and the Target Company shall use such capital increase proceeds to pay the capital reduction amount to the Exiting Shareholder or the Purchaser SPV (as determined in accordance with the applicable scheme at that time); for the avoidance of doubt, the amount of registered capital of the Target Company acquired by the Transferee through the First Cash Capital Increase and the corresponding equity ratio shall be determined in accordance with the provisions of Article 7.3(3). (ii) enter into a shareholder loan agreement with the Target Company at that time and provide the Target Company with a loan of [*] (“Shareholder Loan”, the specific amount shall be subject to the terms of the shareholder loan agreement) in accordance with the shareholder loan agreement. and (b) the Target Company shall use such Shareholder Loan to pay the capital reduction consideration to the Exiting Shareholders or the Purchaser SPV (as determined by the applicable plan at that time). Other specific matters related to the Shareholder Loan (including but not limited to the loan term, etc.) shall be governed by the loan agreement (the “Shareholder Loan Agreement”) separately

29 entered into between the Transferee or its designated party and the Target Company. Within ninety (90) days after the Target Company has paid all amounts due to the shareholders exiting through the targeted capital reduction, the Transferee shall convert the principal claims held against the Target Company based on Shareholder Loans into equity to make capital increase (together with the First Cash Capital Increase in Article 7.3(2), as applicable, as the “First Capital Increase”). (3) The Transferee acquire through the First Capital Increase approximately [*]% of the current equity of the Target Company (to avoid any doubt, the timing shall be when the First Capital Increase is completed) (to avoid any doubt, the formula for calculating this ratio is[*]/ [*] . The specific ratio shall be subject to the result calculated by the above formula) of the Target Company's equity at that time (for the avoidance of doubt, this refers to the point in time after the Exiting Shareholders or the Purchaser SPV (as determined by the applicable pan at that time) have completed the capital reduction and exit, and the Debt-to-Equity Conversion specified in this article has been completed) and the corresponding registered capital amount (to avoid any doubt, the specific registered capital amount shall be calculated based on the actual registered capital amount of the Target Company at that time). 7.4 Subsequent Capital Increase The Parties hereby confirm and agree that, following the execution and effectiveness of this Agreement and before [*], upon the satisfaction of the following conditions precedent (the “Subsequent Capital Increase Conditions Precedent”) or their written waiver by the Transferee, the Transferee shall have the right to make a subsequent capital increase in the Target Company with cash not exceeding RMB [*] (the “Subsequent Capital Increase”, together with the Frist Capital Increase as the “Post-Closing Capital Increase”) in accordance with the pre-investment valuation of the Target Company of [*]; AOS Party hereby agrees to actively cooperate and provide necessary cooperation and assistance in relation to such Subsequent Capital Increases, including (i) cooperating in the signing of relevant resolutions or documents, (ii) attending relevant shareholders' meetings and exercising voting rights to approve subsequent capital increases and waive preemptive rights, etc., and (iii) ensuring and promoting that the directors it appoints attend relevant board meetings and exercise voting rights to approve subsequent capital increases, etc. (1) The Exiting Shareholders or the Purchaser SPV (As determined by the then-

30 applicable scheme) have exited the Target Company; (2) The First Capital Increase has been completed; (3) All Transaction Documents related to the Subsequent Capital Increase, such as the capital increase agreement (the “Subsequent Capital Increase Transaction Documents”) have been signed; (4) The Target Company has not violated the terms of the Shareholder Loan Agreement, if applicable; (5) The assessment results related to the Subsequent Capital Increase have been approved by the competent state-owned asset supervision and administration agency; (6) The Transferee and the Target Company have completed the internal approval procedures for the Subsequent Capital Increase transaction in accordance with Applicable Laws; The Transferee and the Target Company have completed the internal approval procedures for the Subsequent Capital Increase transaction in accordance with Applicable Laws; (7) There are no breaches of the terms of the Transaction Documents already signed by the Parties; (8) As of the date on which the conditions precedent for the Subsequent Capital Increase are satisfied, there have been no Material Adverse Changes in the Target Company's business operations, assets (including IPR), finances, management, personnel, legal status, or policy environment; the Target Company has not suffered any major liability incidents, major reputational risks, or major administrative penalties in its production and operations; (9) Other conditions precedent specified in the Transaction Documents for the Subsequent Capital Increase. 7.5 Other Commitments of AOS Party The AOS Party undertakes to the Transferee that it will promptly fulfill the following commitments in accordance with the provisions of this Agreement after the Equity Closing Date, and to provide the Transferee with relevant supporting documents (if any): (1) [*] (2) Without infringing upon the legitimate rights and interests of the Target Company or AOS Party, it will actively cooperate with the Transferee in formulating and implementing decision-making processes and related institutional documents for related party transactions suitable for the Target Company, and actively cooperate in improving other basic and

31 important management systems of the Target Company as well as adjusting and optimizing the governance and management structure of the Target Company. (3) The Transferee, the Target Company, and AOS Party and/or its Affiliates have reached a consensus on the following matters concerning the intellectual property rights of the Target Group, and AOS Party and/or its Affiliates jointly make the following confirmation and commitment: A. [*] B. [*] C. [*] D. [*] E. [*] F. [*] G. [*] 7.6 Other Commitments of the Target Company The Target Company undertakes to the Transferee that it will and will cause the following related parties to promptly fulfill the following commitments in accordance with the terms of this Agreement after the completion of the Equity Transfer, provided that such fulfillment does not violate Applicable Laws or the provisions of the company’s articles of association and does not harm the legitimate rights and interests of the Transferor or any third parties. The Transferor shall actively exercise its voting rights and other shareholder rights, and shall actively exercise its directorial powers through the directors it has appointed, to provide necessary cooperation: (1) [*] The Transferee has the right to require the external lawyers hired by the Target Company for this case to report the progress and handling of the case to the Transferee in accordance with the Transferee's requirements. In addition, any subsequent handling of the Target Company's frozen and seized assets, proposed arbitration settlement/ mediation arrangements, such matters shall be subject to the prior written consent of the Transferee. (2) Any related-party transactions that the Target Group must engage in shall be conducted by the relevant parties in accordance with market prices, based on the principles of fairness and impartiality, through the signing of relevant agreements to clarify rights and obligations. Such transactions shall be subject to internal decision-making procedures in accordance

32 with the Company’s articles of association, Transaction Documents, and relevant regulations, and no unfair related-party transactions shall be permitted. Furthermore, the Target Company undertakes to exercise due diligence to promptly prevent directors, managers, and other senior management personnel from violating the non-competition obligations stipulated in the Company Law of the People's Republic of China and the Company's articles of association. However, the appointment of directors and supervisors nominated by company shareholders is not subject to the restrictions of non-competition obligations. (3) The Target Company and AOS Party shall actively comply with, and shall encourage other existing shareholders to comply with, the guidance and recommendations of the third-party intermediary and the scheme confirmed in writing by the Transferee, to gradually adjust the proportion of related-party transactions within the Target Group, and to ensure that the Target Group possesses the capability for direct market-oriented independent and sustainable operations, and that the Target Group meets the requirements for independence in terms of asset integrity, personnel independence, financial independence, institutional independence, and business independence, and that the Target Group complies with the relevant regulatory requirements for capital market operations at that time. 7.7 Data and Information Inventory Within ten (10) Business Days following the completion of the Equity Transfer, the Target Company shall, together with the Transferee or a person designated by the Transferee, conduct an inventory of all bank online banking U-keys (including payment, authorization, and inquiry U-keys) of the Target Group, business licenses (original and copies), land use rights certificates, real estate ownership certificates, complete documentation for the Target Group's construction projects, the Target Company's official seal, contract-specific seal, legal representative's personal seal, and other important assets, management, and business documents and materials of the Target Company. The Target Company shall also grant the Transferee or the Transferee's designated representative access to the Target Group's tax filing system, financial system, and other OA system permissions, to achieve the Transferee's consolidated control over the Target Group's operations and management. The specific scope shall be determined by a list or lists of items jointly counted, verified, and confirmed on- site by the Transferee's designated representatives and the Target Company's designated representatives, and formally confirmed in writing by both Parties based on the actual circumstances at the time. 8 Representations and Warranties

33 8.1 The Target Company makes the representations and warranties to the Transferee as set forth in Annex II to this Agreement and ensures that all representations and warranties listed in Annex II to this Agreement are true, complete, and accurate as of the Execution Date and the Equity Closing Date, except for the circumstances expressly disclosed by the Target Company in the disclosure letter in Annex V to this Agreement or those falling under the exemption provisions of Article 8.6 of this Agreement. 8.2 The Transferor makes the representations and warranties to the Transferee as set forth in Annex III to this Agreement based on its reasonable knowledge, and ensures that all representations and warranties listed in Annex III to this Agreement are true, complete, and accurate as of the Execution Date and the Equity Closing Date, except for the circumstances expressly disclosed by the Target Company in the disclosure letter in Annex V to this Agreement or those falling under the exemption provisions of Article 8.6 of this Agreement. 8.3 The Transferee shall make the representations and warranties to the Transferor as set forth in Annex IV to this Agreement, and shall ensure that all representations and warranties listed in Annex IV to this Agreement are true, complete, and accurate as of the Execution Date and the date of completion of the Equity Transfer. 8.4 Notice of Breach of Warranty. If either Party becomes aware of any circumstances after the date of this agreement that would render any representations, warranties, or covenants false, inaccurate, or misleading, it shall immediately notify the other Parties in writing. 8.5 General Indemnification. Except as otherwise provided in this Agreement, without limiting the rights of either Party to seek any other remedies, in the event of any of the following circumstances, the defaulting Party shall indemnify the non-defaulting Party for any actual economic losses incurred by the non- defaulting Party, so as to restore the non-defaulting Party's rights and interests to the state they would have been in had the relevant circumstances not occurred: (1) Breach any of its representations and warranties under this Agreement; (2) Breach any of its commitments, obligations, or responsibilities under this Agreement; or (3) Causing any third party to make any claim or assertion against the non- defaulting Party as a result of any of the circumstances described in subparagraphs (1) or (2) above. 8.6 Special Indemnification. (1) The Parties acknowledge and agree that if the Target Group has incurred

34 actual losses, expenses, or expenditures due to events, matters, or actions occurring prior to or at the completion of the Equity Transfer, and as a result, has incurred a valuation adjustment due to a decrease in value (referring to the total amount of compensation to be paid, which is determined based on effective administrative penalty documents, arbitration documents, and legally binding regulatory notices issued by administrative departments (including regulatory agencies and administrative law enforcement agencies), judicial authorities, and arbitration institutions, and which the Target Group is actually required to bear in terms of losses, expenses, or expenditures, the “Total Indemnification Amount”) and such losses, expenses, or expenditures do not fall under the Exemption Circumstances (as defined below), then the special compensation mechanism under paragraph (2) of this Article shall be triggered. For the avoidance of doubt, if the occurrence of the aforementioned agreed circumstances is caused by any of the following situations (the “Exemption Circumstances”), then the provisions of Article 8.6(2) of this Agreement shall not be triggered: ① The information disclosed by the Transferor and the Target Company in the disclosure letter attached as Annex V to this Agreement; or ② Facts already included in the Target Group's draft documents confirmed in writing by the Target Company and the Transferee prior to or on the Execution Date (including confirmation sent via email, etc.), provided that such confirmed draft documents shall be simultaneously sent by the Target Company to the Transferor; or ③ Any facts (including events, matters, or actions) occurring prior to the Equity Closing Date (inclusive) that result in any losses, expenses, or expenditures for the Target Group, provided that such losses, expenses, or expenditures are discovered, caused, incurred, or expended after the expiration of two (2) years from the Equity Closing Date. (2) Subject to the provisions of paragraph (1) of this Article, the Parties agree to handle the matter in the following manner: (a) After the Target Group has actually paid the Total Indemnification Amount, the Transferee shall have the right to issue a written special indemnification notice (the “Special Indemnification Notice”) to the Transferor and shall have the right to first choose to directly deduct an amount equivalent to the special indemnification (calculated as described below) from the Equity Transfer Price that has not yet been paid at that time (if any) (i.e., that portion of the Equity Transfer Price needing not be paid to the Transferor) as the payment method for the special indemnification. If the outstanding Equity Transfer Price is

35 not sufficient for the deduction, the Transferor shall pay the outstanding amount to the Transferee in cash within twenty (20) Business Days from the date of issuance of the Special Indemnification Notice; The special indemnification payable by the special Transferor (the “Special Indemnification”) shall be determined as follows: Special Indemnification = Total Indemnification Amount × [*]%; (b) If the circumstances specified in this Article arise, the Parties agree to immediately use reasonable commercial efforts to urge the Target Group to assert its rights against the relevant responsible parties (if any) through arbitration, litigation, or other means to the greatest extent possible. The Parties further agree that even after the Special Indemnification has been completed, the Transferor and the Transferee shall participate in the relevant shareholders' meetings and exercise their voting rights, and ensure and procure the directors appointed by them to participate in the relevant board meetings and exercise their voting rights. Furthermore, the Transferee shall, based on the reasonable means available to it as the controlling party of the Target Company, require the Target Group to continue to assert its rights against the responsible parties (if any) for losses incurred in connection with the matters referred to in this Article, including but not limited to adding additional parties to the enforcement proceedings or resuming enforcement. If the Transferor also has the right to assert its rights against the relevant responsible parties in connection with the matters referred to in this Article, the Transferee and the Target Group shall unconditionally support the Transferor in exercising its rights. (c) Return of Special Indemnification If, after the Special Indemnification has been fully paid, the Target Group receives further compensation, indemnification, or loss reimbursement (hereinafter collectively referred to as the “Target Company Compensation”) from the responsible party, the Transferee shall return the Transferor the corresponding amount. The returned amount shall be calculated as follows: Target Company Compensation × [*]%, and the total cumulative returned amount shall not exceed the Special Indemnification actually paid by the Transferor pursuant to this paragraph (2). The Transferee shall pay

36 the Transferor in cash within twenty (20) Business Days after the Target Group has actually received the corresponding amounts. If this Agreement is terminated or rescinded, the Transferee shall, within twenty (20) Business Days after the termination or rescission of this Agreement, fully return the Transferor any Special Indemnification paid by the Transferor in monetary form (if any). 8.7 Reliance. AOS Party acknowledges and confirms that the Transferee relies on the representations, warranties, and covenants made by AOS Party in this Agreement as described in Article 8 of this Agreement in signing this Agreement. Except as otherwise expressly provided in this Agreement, each representation, warranty, and covenant made by AOS Party shall be independent and shall not be subject to any other representation, warranty, or covenant or any other provision of this Agreement. 8.8 Survival. The representations, warranties, and covenants set forth in Article 8 of this Agreement and all other provisions of this Agreement shall not be limited, waived, cancelled, or otherwise affected by the completion of the Equity Transfer or by any other event or matter (including, but not limited to, the satisfaction and/or waiver of conditions precedent). 9 Material Adverse Changes 9.1 Material Adverse Changes A Material Adverse Change under this Agreement means the occurrence or emergence of any event, circumstance, change, or condition that would or may cause (i) any Material Adverse Effect on the assets, business, financial condition, operating environment, or prospects of the Target Company; or (ii) any Material Adverse Effect on the Merger and Reorganization (“Material Adverse Change” or “Material Adverse Effect”). 9.2 Deemed Material Adverse Changes The parties agree that any of the following (but not limited to) events, circumstances, changes, or situations shall constitute a Material Adverse Change: (1) Any conduct not disclosed in writing in the disclosure letter in Annex V prior to the Equity Closing Date that results in the Target Company suffering a shutdown, suspension of business, suspension or revocation of its business license, suspension or revocation of its qualification certificates, or losses exceeding [*]; (2) Any litigation, administrative penalties, government investigations, arbitrations, or disputes arising from facts prior to the Equity Closing Date, which have not been disclosed in writing to the Transferee and which are

37 brought against the Target Company, with the disputed amount exceeding or expected to exceed [*]; (3) Any loss incurred by the Target Company in excess of [*] resulting from or potentially resulting from facts that are not disclosed in writing to the Transferee prior to the Equity Closing Date; (4) Any event, matter, circumstance, change, or development arising prior to the Equity Closing Date that has not been disclosed in writing to the Transferee and that results in one Party being unable to continue to exist or operate in a legitimate manner; (5) Any event, matter, circumstance, change, or development that affects the legality, validity, binding force, or enforceability of this Agreement or other Transaction Documents listed in Annex I; (6) Any government enacts new laws or regulations or changes the interpretation or scope of application of laws or regulations, resulting in or potentially resulting in this Agreement or other relevant documents related to this Merger and Reorganization being declared invalid, illegal, revoked, terminated, or unenforceable. 10 Liability for Breach of Contract 10.1 Liability for Breach of Contract. Except as otherwise provided in this Agreement, any breach of the terms of this Agreement by either Party shall constitute a breach of contract by such Party, and the breaching Party shall compensate the other Parties for any actual economic losses incurred as a result of such breach in accordance with the requirements of this Agreement. In addition to requiring the breaching Party to assume responsibility for the breach of contract, the non- breaching Party shall also have the right (but not the obligation) to require the breaching Party to continue to perform this Agreement. The Parties hereby confirm and agree that, except as otherwise provided in this Agreement, if either Party (the “Paying Party”) fails to make full payment to the relevant Party (the “Receiving Party”) in accordance with the terms of this Agreement, and after being notified by the Receiving Party, the payment remains overdue for more than thirty (30) days, the Paying Party shall pay the Receiving Party a liquidated damages amounting to [*]% of the unpaid amount for each day of delay. 10.2 Independent Provisions. All provisions under this Agreement in relation to breach, including but not limited to breach liability provisions and breach penalty provisions, are independent of each other. If one Party asserts breach liability or breach penalties against other Parties based on a breach provision of this

38 agreement, it shall not affect its right to assert other breach liabilities or breach penalties against other Parties based on other breach provisions of this agreement. 11 Termination 11.1 This Agreement may be terminated under any of the following circumstances: (a) This Agreement may be terminated by mutual written agreement of the Parties and the effective date of termination may be determined by the parties. (b) Prior to the Equity Closing Date, if the Target Company or AOS Party has breached or failed to perform any material aspect of the representations, warranties, commitments, or covenants made under this Agreement, and such breach cannot be remedied within thirty (30) days after the Target Company or AOS Party receives notice from the Transferee, and such breach constitutes a Material Adverse Change, the Transferee shall have the right (but not the obligation) to terminate this Agreement by providing written notice to the other Parties at least ten (10) days in advance, specifying the effective date of termination in such notice. (c) Prior to the Equity Closing Date, if the Transferee has materially breached or failed to perform any of the representations, warranties, commitments, or covenants under this Agreement, and such breach cannot be remedied within thirty (30) days after the Transferee receives a relevant notice from the Target Company or the Transferor, and such breach constitutes a Material Adverse Change, the Transferor shall have the right (but not the obligation) to terminate this Agreement by giving the Transferee at least ten (10) days' prior written notice, specifying the effective date of termination in the notice. (d) If the Transferee fails to perform its payment obligations under Article 4 of this Agreement in a timely manner, and the aforementioned breach cannot be remedied within thirty (30) days after the Transferee receives the relevant notice issued by the Transferor, the Transferor shall have the right (but not the obligation) to terminate this Agreement unilaterally without liability by giving the Transferee at least ten (10) days' prior written notice, specifying the effective date of termination in the notice. (e) If the Equity Transfer is not completed within two hundred and seventy (270) days after the Execution Date (for the avoidance of doubt, this refers to the Overseas Payment Third Conditions Precedent still not being satisfied or waived by the Transferee, resulting in the Transferee still not having paid the Third Equity Transfer Price in full), then either Party under this Agreement shall have the right to terminate this Agreement. However,

39 if the failure to complete the Equity Transfer on or before such dates is caused or resulted by the Target Company, AOS, AOS Shanghai, or the Transferee failing to perform any of their obligations under this Agreement due to their own reasons, then such Party shall not have the right to terminate this Agreement pursuant to this Article. (f) If a competent government regulatory authority issues a final and non- appealable permanent injunction, regulation, rule, regulation, or order restricting, terminating, prohibiting, or revoking the Equity Transfer described in this Agreement, either Party shall have the right to notify the other Parties in writing to terminate this Agreement. (g) Transferee’s Right to Terminate Any facts, circumstances, or events occurring after the Execution Date that would cause or have caused any of the following situations to occur shall entitle the Transferee (but not oblige it) to terminate this Agreement unilaterally without liability by giving written notice to the Transferor and the Target Company within thirty (30) days of the occurrence of such circumstances or the date on which it becomes aware of such circumstances: (i) Prior to the Equity Closing Date, there are Material Adverse Changes in the Target Group's business operations, assets (including IPRs), finances, management, personnel, legal matters, or policies that materially affect the progress of this Merger and Reorganization. (ii) Prior to the Equity Closing Date, any of the following documents that have been properly executed and have become effective are terminated or rescinded for reasons not attributable to the Transferee: (a) Any transaction document listed in Annex 1, other than this Agreement; or (b) The Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited signed by the Transferee, the Target Company, and Chongqing Yujiangxin Enterprise Management Co., Ltd. on [ ], 2025. If the Transferee terminates this agreement in accordance with the above (ii), the Transferee shall actively cooperate with the Transferor to hold the breaching party’s liability. 11.2 Unless otherwise agreed by the Parties, upon termination of this Agreement, the Parties shall take all necessary and appropriate actions to restore the Parties to their respective positions as of the Execution Date, including but not limited to the following: within fifteen (15) Business Days following the formal termination

40 of this Agreement, the Transferor shall refund to the Transferee all Equity Transfer Price paid to the Transferor’s bank account as of such date, together with any interest actually received by the Transferor from the bank on such paid Equity Transfer Price (such interest shall be calculated from the date the Transferor receives the corresponding Equity Transfer Price until the date the Transferor fully refunds all such Equity Transfer Price to the Transferee) (collectively, the “Refunded Amount”). In addition, within fifteen (15) Business Days after the Transferee receives all Refunded Amount, or within such other time as the Transferor and Transferee may mutually agree upon at that time, or (in the absence of any Refunded Amount) within fifteen (15) Business Days after the formal termination of this Agreement or at such other time as the Transferor and Transferee may mutually agree at that time, the Transferee shall cause the Target Company to complete the necessary Equity Transfer procedures for the equity that has been completed in the Company Change Registration and Filing, and transfer the equity back to the Transferor. The Parties shall cause the relevant parties to sign and provide the necessary documents. 11.3 If, after the Transferee has remitted the funds into the Co-Management Account specified in Article 4.1 of this Agreement, this Agreement is terminated for any reason, the Transferee and the Transferor shall, within five (5) Business Days after the termination of this Agreement, immediately issue a joint written instruction to the Co-Management Account Opening Bank to transfer and/or pay all funds in the Co-Management Account back to and/or to the bank account designated by the Transferee at that time. All incomes generated by the aforementioned funds in the Co-Management Account (if any) shall be enjoyed by the Transferee. If there is a defaulting Party, the defaulting Party shall bear all relevant taxes and fees under this Agreement (including custodian bank fees, the same applies hereinafter); if no Party is at fault, each Party shall bear all relevant taxes and fees under this clause in accordance with the provisions of this Agreement. If one Party has already paid in advance, the other Party shall pay the relevant taxes and fees to the Party that has paid in advance. Furthermore, if the Transferor fails to cooperate with the Transferee in issuing the written notice regarding the transfer or payment of funds within the agreed timeframe, resulting in the Transferee's designated bank account not receiving the full amount of funds by the specified date, then for each day of delay, the Transferor shall pay the Transferee an additional amount equivalent to 0.005% of all funds in the Co-Management Account as a late payment penalty, until the Transferor has cooperated with the Transferee to complete the aforementioned fund payment obligations.

41 Within fifteen (15) Business Days after the Transferee receives all payments under this Article 11.3 in the bank account designated by the Transferee at that time, or within such other time as may be mutually agreed upon by the Transferor and the Transferee at that time, the Transferee shall ensure that the Target Company completes the necessary equity transfer procedures to transfer the equity back to the Transferor in respect of the equity that has completed the Company Change Registration and Filing, and adjust the board structure in accordance with the shareholding ratio at that time. The Parties shall procure the relevant parties to sign and provide the necessary documents. If the aforementioned matters are not completed on time due to reasons attributable to the Transferee, and remain uncompleted for more than thirty (30) days after the Transferor has given notice of default, for each day of delay, the Transferee shall pay the Transferor an amount equivalent to 0.005% of the returned Equity Transfer Price as liquidated damages for the delay. 11.4 Except as otherwise provided in this Agreement, upon termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate, except that Articles 10, 11, and 12 (to the extent applicable) of this Agreement shall remain in full force and effect between the parties after termination of this Agreement. 12 General Provisions 12.1 Confidentiality (a) Confidentiality Obligation. Except as provided in Article 12.1(b) of this Agreement, a Party shall (and shall cause its Affiliates to) keep strictly confidential any documents, materials, and other information (whether technical or commercial) received or obtained by it or its Affiliates in connection with any of the following, and shall not disclose or use such documents, materials, and other information for any purpose other than the Equity Transfer hereunder: (i) Matters specified in this Agreement; (ii) Information provided by one Party to the other Parties regarding its own business, financial or other affairs and those of its Affiliates; (iii) The existence of this Agreement or its terms or any transaction specified in this Agreement; or (iv) Any consultation or negotiation regarding this Agreement or any transaction specified in this Agreement.

42 (b) Confidential Information. For the purposes of this Agreement, Confidential Information includes the documents, materials, or other information referred to in Article 12.1(a) of this Agreement, but does not include: (i) Any documents, materials, or other information that the receiving Party (the Party receiving the confidential information) lawfully possessed prior to disclosure by the disclosing Party (the Party disclosing the confidential information) and did not obtain from the disclosing Party; (ii) Any documents, materials, or other information that has become or is generally known to the public (except where such disclosure is due to a breach of this Agreement or any other confidentiality obligations between the Parties, or where the receiving Party of such information has breached this Agreement due to the actions of its representatives, agents, suppliers, or contractors); (iii) Any documents, materials, or other information that the receiving Party has already obtained or can obtain, except for documents, materials, or other information obtained through disclosure by a person who is aware that the disclosing Party has a duty of confidentiality; or (iv) Any documents, materials, or other information independently created without reference to confidential information. (c) Permitted Disclosure and Use. Nothing in this Article 12.1 or any other provision of this Agreement shall prohibit the disclosure or use of any information in the following circumstances and to the extent necessary: (i) Disclosure or use required by Applicable Law or by any securities exchange, regulatory authority, or government agency (regardless of location) having jurisdiction over the receiving Party or its Affiliates (whether or not such requirement is legally enforceable); (ii) Disclosure or use necessary for the receiving Party to obtain all rights under this Agreement; (iii) Disclosure or use necessary for any judicial, arbitration, or other similar proceedings arising from this Agreement, disclosure reasonably required by tax authorities for the receiving Party's tax matters, or disclosure reasonably necessary for the preparation of any statutory reports of the receiving Party; (iv) Disclosure to Affiliates of the receiving Party, or to senior officers, employees, agents, professional advisors, or other advisors of the

43 receiving Party or its Affiliates, provided that such disclosure is made only to the extent reasonably necessary to achieve the purposes of this Agreement, and the persons receiving the disclosed information are required to access the confidential information for business purposes, and such persons are aware of the confidential nature of such information. The Party disclosing information to any person under this Article shall be liable for any breach of this Article by such person, as if such person were a party to this Agreement; or (v) Disclosure or use that has been approved in advance in writing by the disclosing Party. Prior to disclosing or using any information in accordance with the provisions of Article 12.1(c)(i) and Article 12.1(c)(iii) of this Agreement (except for disclosures to tax authorities), the relevant receiving Party shall provide the disclosing Party with reasonable prior written notice (including copies of any relevant written requests, if any), and the disclosure of such information shall be made in a manner intended to protect its confidentiality to the extent permitted by Applicable Law. If, after receiving such notice, the disclosing Party intends to take action to oppose or restrict such potential disclosure, it may do so at its own expense, and the receiving Party shall provide any reasonable assistance requested by the disclosing Party. (d) Announcements (i) Without the prior written consent of one Party, the other Parties shall, and shall cause their representatives and any of their senior officers, employees, agents, or representatives (the “Announcing Party”), not to make any announcements regarding the transactions under this Agreement or any negotiations, including announcements in response to disclosure incidents. (ii) If the Announcing Party intends to make an announcement that includes any description of matters or facts relating to other Parties, the Announcing Party shall not make such announcement without the prior written consent of the other Parties (and such consent shall not be unreasonably withheld if the announcement is required under Article 12.1(d)(iii) of this Agreement). (iii) If any announcement is required by a court judgment, ruling, order, Applicable Law, a lawful request from a government or regulatory authority with jurisdiction over the Announcing Party or any of its Affiliates, or securities exchange rules, the Announcing Party shall promptly notify the other Parties in writing of the content of such

44 required announcement at the time of the first announcement. (e) Survival. Even if this Agreement is terminated, the restrictions specified in this Article 12.1 shall continue to be effective for two (2) years after the termination of this Agreement, but if either Party retains any confidential information in accordance with the provisions of this Article 12.1, the restrictions specified in this Article 12.1 shall continue to be effective for such confidential information even after the aforementioned two (2) year period has expired. 12.2 Notice (a) All notices, requests, or other communications issued, delivered, or made under this Agreement shall be in writing and delivered or mailed to the following address (or such other address as the recipient may specify in writing to the other Parties fifteen (15) days in advance) or email address of the relevant Party. Target Company: Address: No. 288, Yuefu Avenue, Beibei District, Chongqing Postal code: 400714 Tel: [*] Email: [*] Attn: [*] Transferor 1: Address: C/O Alpha and Omega Semiconductor Incorporated 475 Oakmead Pkwy, Sunnyvale, CA 94085, U.S.A Postal code: 94085 Tel: [*] Email: [*] Attn: [*] Transferor 2: Address: Block 8/9, No. 91, Lane 109, Rongkang Road, Kunshan Town, Songjiang District, Shanghai Postal code: 201614 Tel: [*] Email: [*] Attn: [*] Transferee: Address: Room 2001, Changning Raffles City T2, No. 1189 Changning Road, Changning District, Shanghai Postal code: 200051 Tel: [*] Email: [*]

45 Attn: [*] (b) Any notice, request, or other communication issued, served, or made in accordance with this Article shall be deemed to have been issued, served, or made under the following circumstances: (i) If sent by registered mail or certified mail within a country, the notice, request, or communication addressed to the aforementioned address shall be deemed to have been served on the second (2nd) Business Day following the date on which it was deposited at the post office and a receipt was issued by the post office; (ii) If sent abroad by registered mail or certified mail, the relevant notice, request, or communication shall be deemed to have been delivered on the tenth (10th) Business Day following the date on which it was posted at the post office and a receipt was issued by the post office; (iii) If delivered by a courier company or by a designated person, the relevant notice, request, or communication shall be deemed to have been delivered upon arrival at the relevant address; (iv) Notices sent by mail shall be deemed to have been delivered when the mail system shows that the recipient has actually received them. However, if the time of delivery by personal delivery, courier, or registered mail is after 5:30 p.m. on a Business Day or on a non-business day, 9:00 a.m. of the following Business Day shall be deemed the time of delivery. All of the foregoing times are Beijing time. (c) For the purposes of Article 12.2 of this Agreement, a Party may notify the other Parties of any changes to its name, relevant recipients, address, or email address; such notification shall take effect from the following date: (i) The date specified in the notice as the date of the change; or (ii) If no date is specified, or the specified date is less than five (5) Business Days after the date of the notice, the date shall be the first day following five (5) Business Days after the issuance of any change notice. (d) All notices under this Agreement shall be made in Chinese. 12.3 Force Majeure Force majeure refers to events that are beyond the reasonable control of the Parties, unforeseeable, or, even if foreseeable, unavoidable, and which hinder, affect, or delay any Party from performing all or part of its obligations under this Agreement. Such events include, but are not limited to, earthquakes, typhoons, floods, fires, other natural disasters, wars, riots, strikes, or other similar events, as well as policy factors such as the enactment of new laws or amendments to existing laws.

46 In the event of a force majeure event, the Party affected by such event shall immediately notify the other Parties by the fastest means possible and provide supporting documentation within fifteen (15) Business Days stating in detail the circumstances of the event and the reasons for the inability to perform, partial inability to perform, or delay in performing this Agreement. The Parties shall then negotiate to extend the performance of this Agreement or terminate this Agreement. Notwithstanding the foregoing provisions, the Parties agree that if the Equity Transfer is adversely affected due to government review, it shall not constitute force majeure under this Agreement. In the event of a force majeure event, the Party affected by the event shall immediately take appropriate measures to prevent further losses. If appropriate measures are not taken and losses are further exacerbated, the Party shall not be entitled to claim partial or full exemption from liability for the exacerbated losses. 12.4 Entire Agreement Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement and understanding between the Parties with respect to the matters covered hereby. This Agreement supersedes all prior agreements or understandings, or any provisions thereof, relating to the matters covered by this Agreement that are inconsistent with this Agreement, and such prior agreements or understandings or provisions are hereby immediately terminated. Unless expressly agreed otherwise, neither Party has entered into this Agreement based on any representations, warranties, or commitments not expressly set forth herein. 12.5 Amendment Any modification, amendment, or change to this Agreement shall be invalid unless made in writing in accordance with Applicable Law and signed by the legal representatives or authorized representatives of each Party and affixed with the company seal (if applicable). 12.6 Registration and Filing Agreement The Parties agree that, for the purpose of handling company change registration and filing procedures with the market regulation administration, the Parties may, in accordance with the requirements of the market regulation administration or the format provided, separately sign a simplified version of the equity transfer agreement for submission to handle company change registration and filing (hereinafter referred to as the “Registration and Filing Agreement”), but the Parties confirm that they will still execute this Agreement. In the event of any

47 inconsistency, conflict, or ambiguity between this Agreement and the Registration and Filing Agreement, this Agreement shall prevail. 12.7 Assignment No Party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other Parties. Any proposed assignment in violation of this Article 12.7 shall be null and void from the outset. This Agreement shall be binding upon and inure to the benefit of each Party and its successors and permitted assigns. 12.8 Costs (a) Subject to the provisions of Article 11.3 of this Agreement, the Parties agree that, except for the withholding income tax related to the transfer of equity interests by Transferor 1 as described in Article 3.2, all taxes, fees, and charges related to the Equity Transfer described in this Agreement shall be borne by each Party in accordance with Applicable Laws, regulations, and normative documents. (b) For the purposes of the Merger and Reorganization, the Transferee and the third-party intermediaries engaged by the Transferee, including lawyers, accountants, and other intermediaries, shall conduct a comprehensive due diligence review of the Target Group in terms of business, legal, and financial matters. The costs of such due diligence shall be borne by the Transferee. 12.9 Severability If any provision of this Agreement is deemed to be wholly or partially illegal, invalid, or unenforceable, such provision or the relevant portion thereof shall be deemed not to form part of this Agreement to the extent of such illegality, invalidity, or unenforceability, but the legality, validity, and enforceability of the remaining provisions of this Agreement shall not be affected. The Parties shall use their best reasonable efforts to replace the invalid or unenforceable provision with an effective and enforceable alternative provision, the content of which shall be as close as possible to the intended meaning of the invalid or unenforceable provision. 12.10 Waiver (a) The failure or delay by either Party to exercise any right, power, or remedy under this Agreement shall not constitute a waiver of such right, power, or remedy; nor shall the exercise by either Party of any right, power, or remedy on a single or partial basis preclude the further or additional exercise of such right, power, or remedy, or the exercise of any other right, power, or

48 remedy. An express waiver of any breach under this Agreement shall not constitute a waiver of any subsequent breach. (b) Any liability of one Party under this Agreement to the other Parties may be waived, consolidated, or subject to a request for settlement, or granted a time extension or deferral by the other Parties in whole or in part. 12.11 Drafting Presumption This Agreement shall be interpreted fairly by each Party, regardless of which Party drafted it. The Parties acknowledge and agree that they played an important and fundamental role in the planning, drafting, and review of this Agreement. 12.12 Applicable Law The signing, validity, interpretation, performance, amendment, or termination of this Agreement shall be governed by the laws of China. 12.13 Dispute Resolution Any disputes or controversies arising from this Agreement or its performance shall first be resolved through consultation among the Parties. If the Parties are unable to reach an agreement within thirty (30) days after the dispute arises, any Party may submit the aforementioned disputes or controversies to the Shenzhen International Arbitration Court for arbitration in accordance with the arbitration rules in effect at the time of the arbitration application. The arbitration panel shall consist of three (3) arbitrators, with each Party appointing one (1) arbitrator, and the third arbitrator to be mutually agreed upon by the Parties. If the Parties are unable to appoint the third arbitrator as the presiding arbitrator within twenty-one (21) days after the second arbitrator is appointed, the Shenzhen International Arbitration Court shall determine the presiding arbitrator in accordance with its arbitration rules. The language of arbitration shall be Chinese. The place of arbitration shall be Shenzhen. The arbitration award shall be final and binding on all Parties. During the dispute resolution period, except for the matters in dispute, the Parties shall continue to fully perform this Agreement. 12.14 Formation and Effectiveness This Agreement shall be formed upon the signing and sealing (if applicable) by the legal representatives or authorized representatives of the Parties on the Execution Date, and shall become effective upon the Transferee obtaining the approval of the competent state-owned asset supervision and administration agency for the Transferred Equity and obtaining its approval for the Equity Transfer. 12.15 Headings

49 The headings of the terms of this Agreement are for convenience only and shall not affect the interpretation of the terms in any way. 12.16 Copies and Language This Agreement is written in Chinese, in [*] copies, with each Party holding [*] copies, which have equal legal effect. The remaining copies shall be held by SIMIC for submitting to the relevant regulatory authorities for review, registration, or filing. (The remainder of this page is intentionally left blank)

Signature page of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Signature page of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Chongqing Alpha and Omega Semiconductor Limited Signature/Seal of the Authorized Representative: _____________________ Name: Title:

Signature page of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Signature page of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited SIMIC Holdings Co., Ltd. Signature/Seal of the Authorized Representative: _____________________ Name: [*] Title: [*]

Signature page of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Signature page of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Alpha and Omega Semiconductor Limited Signature/Seal of the Authorized Representative: _____________________ Name: Title:

Signature page of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Signature page of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Alpha & Omega Semiconductor (Shanghai) Ltd. Signature/Seal of the Authorized Representative: _____________________ Name: Title:

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Annex I Transaction Documents for the Equity Transfer The Parties agree that all Transaction Documents listed in Annex I to this Agreement are solely the result of negotiations between the Parties to this Agreement at the time of signing this Agreement. If any Transaction Documents involve parties other than the Parties to this Agreement as signatories, the specific content shall be subject to the version agreed upon and signed by all parties to the final Transaction Documents, and the corresponding Transaction Documents in Annex I to this Agreement shall be deemed null and void. For the avoidance of doubt, the provisions regarding IPRs and the provisions regarding the liability for making up for non-cash contributions in Annex I shall be consistent with this Agreement. Part I of Annex I: Shareholders Agreement of Chongqing Alpha and Omega Semiconductor Limited (“Shareholders Agreement”)

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Part I of Annex I: Articles of Association Chongqing Alpha and Omega Semiconductor Limited (“Articles of Association”)

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Annex II Representations and Warranties of the Target Company Except for matters already explicitly disclosed in the disclosure letter set forth in Annex V or those falling under the exemption provisions of Article 8.6 of the Equity Transfer Agreement, the Target Company makes the following representations, warranties, and assurances, and ensures that all such representations, warranties, and assurances remain true, complete, and accurate as of the Execution Date and the Equity Closing Date. The Target Company further confirms that the Transferee has entered into this Agreement in reliance on such representations and warranties. The disclosure letter refers to specific sections of this Agreement that will be amended and should be read together with this Agreement, forming an integral part thereof. 1. Target Group Situation 1.1 The Target Group is a legal entity legally established and validly existing under the laws of China, and (i) there is no false contribution or withdrawal of capital; and (ii) it complies with all registration and approval requirements of its place of incorporation. 1.2 The Target Group's paid-in capital complies with Applicable Laws and regulations and the provisions of the Articles of Association, and there are no instances of false contributions, withdrawal of contributions, fraudulent contributions, or other violations of Applicable Laws and regulations. All Articles of Association of the Target Company have been legally and validly registered or filed (if required) and are valid and enforceable. The scope of business of the Target Company as detailed in its articles of association complies with Applicable Laws. The Target Company conducts its business operations strictly in accordance with the scope of business specified in its articles of association and Applicable Laws. All licenses, approvals, and permits required for the Target Company to conduct its business operations under Applicable Laws have been lawfully applied for and obtained, and all such licenses are currently valid and in effect. Except as disclosed in writing to the Transferee, there are no other similar arrangements such as nominee holding or trust arrangements, nor are there any security interests such as pledges or mortgages, or any other rights or encumbrances of any kind, or any other third-party rights (with respect to any person's equity interests, this includes but is not limited to any options or any conversion rights or priority rights of any nature). The equity structure of any direct or indirect equity interest holders of the Target Company (traced back to natural persons or government agencies) will not have a Material Adverse Effect on the Target Company's Capital Market Operations. 1.3 Except as disclosed in writing to the Transferee, there are no agreements among the existing shareholders regarding the equity and capital contribution ratios of the Target Company. All historical transfers of equity/capital contributions in the Target Company have been completed, and there are no outstanding obligations. There are no other documents that have been signed but not provided to the Transferee between the historical shareholders/contributors of the Target Company, among the existing shareholders, or between the existing shareholders and the Target Company; nor are there any commitments regarding shareholder

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited rights or matters that may affect the interests or rights of the Transferee. Additionally, there are no instances of breach of the aforementioned written documents by any Party or Parties among the existing shareholders or the Target Company. If such breaches exist, the non-breaching Party under the aforementioned written documents agrees to waive any liability of the breaching Party. 1.4 Except as disclosed in writing to the Transferee, the Target Group has not yet adopted or approved any other formal employee equity/option incentive plans, nor has it signed any written employee equity/option grant documents with any employees. 1.5 Except as disclosed in writing to the Transferee, the Target Company has no other newly established subsidiaries, partnerships, branches, or offices in China or overseas, does not directly or indirectly hold shares or similar interests in any other entities, and has no property overseas. 2. Compliance with Legal Requirements 2.1 Except for information already disclosed in writing to the Transferee, the Target Group complies in all material respects with all applicable legal and procedural requirements and formalities relating to the following: (a) Articles of Association; (b) Completion of all approvals, registrations, and filings with the market regulation administration or other relevant government departments in accordance with Applicable Law (including but not limited to the Articles of Association, Equity Transfer Agreement, resolutions, etc.); (c) Increase or decrease of registered capital; (d) Shareholding changes; (e) Payment of dividends and other distributions (if any); and (f) Election of directors, supervisors, and appointment of senior management personnel. 2.2 The Target Group has not violated any Applicable Laws applicable to it or its business, and the Target Group has complied with all Applicable Laws relating to its establishment and existence. The Target Group's business operations are normal, and there have been no requests to terminate or dissolve the Target Group, nor have any resolutions been made or passed regarding liquidation or dissolution. 2.3 The Target Group has obtained all licenses, permits, qualifications, certificates, or authorizations required to operate its business from all relevant government departments; such licenses, permits, qualifications, certificates, approvals, or authorizations are fully effective and are not subject to any unusual or onerous

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited conditions, and are fully complied with in all respects; there is no indication that such licenses, permits, qualifications, certificates, or authorizations will or may be revoked, canceled, annulled, or not renewed. 2.4 The Target Group has properly maintained all registration and record books required by Applicable Law, and such books contain accurate and complete records of all matters required to be recorded. The Target Group has not received any application or request to correct its statutory registration, nor any notice or allegation regarding any errors in such registration. 2.5 The Target Group has not received any notice from any government department or other entity that any investigation or inquiry is being or has been conducted regarding its business, assets, or senior management personnel, and there are no circumstances that could give rise to any such investigation or inquiry. 2.6 The Target Group has completed all tax registrations required by Applicable Laws. The Target Group is not involved in any major disputes or litigation related to fiscal subsidies or taxes. Except as disclosed in writing to the Transferee, the Target Group is not involved in any disputes or controversies with local governments or tax authorities regarding the Target Group's fiscal subsidy repayment obligations, tax liabilities, or tax incentives, nor has it been subject to any major administrative penalties. The significant financial subsidies and tax incentives that the Target Group has enjoyed and disclosed to the Transferee are all true, valid, legal, and compliant, and there are no material violations of Applicable Laws and regulations related to financial subsidies and taxation. 2.7 The Target Company or its authorized representative has provided and explained all written or electronic information related to the Target Group's business, finances, assets, etc., as requested by the Transferee, and guarantees that such written or electronic information is true, complete, and accurate in all material respects, does not contain any misstatements of material facts, does not intentionally omit any material facts, is not misleading based on industry practices and standards, and is consistent with the actual situation of the Target Group. 3. Financial Statements 3.1 The Target Company has provided the Transferee with its financial statements as of December 31, 2024 (the “Balance Sheet Date”). After the Balance Sheet Date, all of the Target Company's audited accounts and management accounts (including the transfer accounts) have been prepared in accordance with Applicable Laws and regulations and accurately reflect, in all material respects, the Target Company's financial and operational status as of the relevant account dates. The Target Company's financial records and documents comply with Applicable Laws and regulations and are in accordance with Chinese accounting standards. All documents, including ledgers, equity change records, financial statements, and all other company records, are retained in accordance with applicable legal requirements and commercial practices and are fully under the Target Company's control. All major transactions related to the Target Company's

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited business are accurately and properly recorded. The Target Company does not have any off-the-books cash sales revenue, off-the-books liabilities, shareholder occupation of the Target Company funds, or significant internal control deficiencies. 3.2 Without limiting the generality of Article 3.1 above, the audited financial statements of the Target Group have made appropriate and adequate provisions for the following matters: (a) Depreciation of assets; (b) Valuation of any foreseeable losses upon completion or sale; (c) Any foreseeable liabilities arising from the disposal of any assets, or the cessation, reduction, or termination of any part of the Target Group's business; (d) Bad debts or doubtful debts. 3.3 The financial information submitted to the Transferee or its representatives and advisors is not misleading in any material respect, does not materially overstate the value of the Target Group's assets as of the date of preparation of such information, does not materially understate the Target Group's liabilities as of the date of preparation of such information, and does not materially overstate the Target Group's profits for the relevant financial period. 3.4 As of the Balance Sheet Date and during the two preceding years, the Target Group has not been affected by any special, unusual, or non-recurring events or any other factors that would have caused the results of the relevant financial period or any part thereof to be unreasonably high or low (except as disclosed in the audited financial statements). 3.5 The Target Group's accounting reference date is and has been “December 31 of the Gregorian calendar” for the current and past two years. 3.6 The Target Group has not made or proposed any distributions other than distributable profits. 3.7 The Target Group has not factored or sold any of its debts at a discount or engaged in any financing not reflected in its audited financial statements. 3.8 The Target Group has good, valid, and transferable ownership of all tangible and intangible assets reflected in its audited financial statements. 4. Management Accounts 4.1 The management accounts have been prepared in accordance with applicable accounting standards and are consistent with past practices. Since the Balance Sheet Date, the Target Group has not changed its previously applied accounting

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited principles and practices. The consolidated balance sheet as of the Balance Sheet Date in the management accounts reflects all liabilities of the Target Group as of the Balance Sheet Date. The management accounts accurately present the Target Group's overall net assets, financing, and operating results as of the Balance Sheet Date in accordance with applicable accounting standards. 4.2 All transactions conducted by the Target Group have been appropriately recorded in its books and accounting records within the scope of applicable corporate accounting standards or other applicable accounting regulations. As of the Balance Sheet Date, the Target Group has not incurred, assumed, or guaranteed any liabilities or debts of any nature that are of material significance to its business and have not been reflected or explicitly provisioned for in the balance sheet included in the management accounts as of the Balance Sheet Date (whether due, fixed, contingent, or otherwise). Since the Balance Sheet Date, the Target Group has not incurred, assumed, or guaranteed any debts outside of its normal business activities. 5. Conditions since the Balance Sheet Date 5.1 Since the Balance Sheet Date, there has been no Material Adverse Change in the financial or business condition or prospects of the Target Group, and no event, fact, or circumstance has occurred that could give rise to any such change. 5.2 Since the Balance Sheet Date, the Target Group has only engaged in transactions and incurred debts or liabilities in the ordinary course of its daily operations, and has not engaged in any other significant transactions or incurred any significant debts or liabilities in any other manner. 5.3 Since the Balance Sheet Date, except as disclosed in writing by the Target Group to the Transferee, the Target Group has not: (a) prepaid any debts; (b) provided guarantees, mortgages, pledges, or other security interests for others; (c) waived any claims against others or relinquished any rights of recourse; (d) made any modifications to existing contracts or agreements that are significantly disadvantageous to the Target Company; (e) appointed or removed any senior management personnel of the Target Company, including executive directors, general managers, deputy general managers, or financial officers, or made any modifications to their employment contracts; (f) suffered any loss or experience any change in its relationship with suppliers, customers, or employees that would have a Material Adverse Effect on the Target Company;

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited (g) modified the Target Company's accounting methods, policies, or principles, or financial accounting regulations; (h) transferred or licensed the use of the Target Company's IPRs to others outside the scope of the Target Company's normal business activities; (i) made significant change to sales practices or accounting methods, employment policies, or regulations; (j) had any Material Adverse Change in the financial condition of the Target Company, or any transaction or action outside the Target Company's principal business that has a Material Adverse Effect on the Target Company; (k) declared, paid, prepared to declare, or prepared to pay any dividends, bonuses, or other forms of shareholder distributions; (l) (i) carried out the sale, mortgage, pledge, lease, transfer, or other disposition of major assets outside the scope of the Company's principal business activities; (ii) disposed of any major fixed assets or agreed to the disposal or acquisition of any major fixed assets, relinquished control over any major assets of any Target Company, or entered into any contract that would result in significant fixed asset expenditures; or (iii) had any major expenditures or purchased any major tangible or intangible assets (including equity or equity-related investments in any entity); (m) carried out spin-off, merger with a third party, acquisition of equity interests in a third party, or acquisition of major assets or major businesses; (n) violated the representations, warranties, and covenants under this Agreement by act or omission; and (o) carried out any act or omission that may result in any of the foregoing circumstances. 6. Financial Matters 6.1 Except as disclosed in writing to the Transferee, the Target Group has no outstanding mortgages, pledges, liens, guarantees, or surety obligations. 6.2 Except as disclosed in writing to the Transferee, the Target Group has no other loan-related debts; the Target Group has no loan-related receivables. 6.3 Except as disclosed in the audited financial statements, the Target Group has: (a) no outstanding loans or debts; (b) not accepted or agreed to accept loans that have not been repaid or settled;

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited (c) not lent or agreed to lend any funds that have not been repaid; (d) not any existing or future claims; or (e) not been a party to, or assumed any liability under, any of the following documents: (i) any loan agreements, bonds, promissory notes, bills of exchange, or finance lease arrangements; or (ii) any other arrangements for the purpose of raising funds or providing financing or credit. 6.4 The Target Group is not a party to any guarantee for obligations to be performed by any third party, nor does it have any liability under such guarantee (including, but not limited to, any anticipated or contingent liability). 6.5 The Target Group has sufficient working capital to ensure that it can continue to operate in its current manner and at its current level of turnover, and to ensure that it can fulfill, implement, and satisfy all orders, projects, and other contractual obligations issued to it or assumed by it in accordance with the relevant provisions. 7. Affiliates, Related Party Transactions, and Horizontal Competition 7.1 Except as disclosed in writing to the Transferee, the Target Group has no other Affiliates. 7.2 Except as disclosed in writing to the Transferee, the Target Group has had no other related party transactions with its Affiliates since its establishment. 7.3 All transactions between the Target Group and its Affiliates shall be conducted in accordance with market prices, on a fair and equitable basis, and in compliance with the relevant review procedures stipulated in the Company's investment Transaction Documents, Articles of Association, internal regulations, and decision-making processes in effect prior to the signing of this Agreement. Such transactions shall be conducted in accordance with the commercial terms agreed upon, provided that they meet the prerequisites of necessity and fairness. There are no unfair related-party transactions or related-party transactions that adversely affect the Target Group's business operations, assets, financial condition, or Capital Market Operations. 7.4 There is no breach of any terms under the relevant agreements previously entered into between AOS and its Affiliates and the Target Company (regardless of whether such agreements are currently valid) that restrict the Target Company's ability to obtain or select customers. The Target Group's business operations within its scope of operations are not subject to any non-competition restrictions of any nature or targeting any entity. There are no agreements, judgments, injunctions, orders, or decrees that, as reasonably expected, would impose restrictions or have a Material Adverse Effect on the Target Group's existing or future business operations, existing business, or proposed business in any material respect.

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited 7.5 Except as otherwise disclosed in writing to the Transferee, the shareholders, managers, directors, related parties, or employees of the Target Group, the relatives or spouses (or relatives of such spouses) of the aforementioned persons, and entities controlled by one or more of the aforementioned persons, have not (a) Directly or indirectly held any interest in any person acting as a lessor, lessee, supplier, distributor, sales agent, customer, or client of the Target Group, or served as a manager, director, employee, or advisor in such capacity; (b) Directly or indirectly, in whole or in part, owned any tangible or intangible property used by the Target Group for its business operations; (c) Had any claims or other claims against the Target Group, nor owed the Target Group any debts, except for claims arising in the ordinary course of business, such as accrued annual leave, accrued benefits under employee benefit plans, and similar matters, as well as agreements related to the aforementioned matters that remain in effect as of the date of this agreement. 8. Assets 8.1 All land owned by the Target Group is granted land. The Target Group has completed all important procedures required under Applicable Laws (including but not limited to land expropriation compensation, land division, government approval for the conversion of allocated land to granted land, completion of public bidding procedures, signing of land use right grant contracts or land transfer contracts, and obtaining land use right certificates or real estate ownership certificates), and has legally paid all fees related to land use rights (including but not limited to land grant fees or transfer fees, deed tax, land use tax, and land compensation payments), and has lawfully obtained all state-owned land use certificates and property ownership certificates for its own real estate, as well as all necessary permits for the construction, operation, and management of its own real estate. The acquisition or construction of each piece of real estate (including ongoing construction projects) complies with all Applicable Laws in all material respects. The Target Group has no defects in the construction projects it is undertaking. For such purposes, “defect” means any material failure of the construction project or any part thereof to comply with (i) the development and construction contracts entered into by the relevant Target Group, (ii) Applicable Laws, or (iii) Chinese construction or building standards, and includes any material errors, omissions, or defects in design, production, or construction, or any material damage caused by the acts or omissions of contractors. All contractors hired by any Target Group have obtained the appropriate permits (if required by Applicable Law) for the construction of projects under construction. In addition, all projects under construction owned by the Target Group have obtained project approval or filing from the competent approval authority issued to the Target Group, and such approval or filing remains valid. 8.2 Except as disclosed in writing to the Transferee, there are no mortgages or other Encumbrances on any of the Target Group's own real estate (including construction in progress), and the Target Group legally owns all of its own real

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited estate (including construction in progress) free of any encumbrances. Except as disclosed in writing to the Transferee, all contracts related to the acquisition or construction of the Target Group's real estate (including construction in progress) are being performed normally, and there are no claims or disputes related thereto. The relevant government departments have not decided, planned, or intended to expropriate, demolish, relocate, or forcibly purchase the real estate (including construction in progress). 8.3 Each leased property is the subject matter of a valid and binding lease agreement between the lessor (as one party) and the Target Group (as the other party). Each such lease agreement constitutes the entire agreement between the Target Group and the lessor regarding the relevant leased real estate. With respect to each lease agreement, (i) it is valid, binding, and enforceable under Applicable Law in accordance with its terms, and fully effective for all parties involved; (ii) there are no disputes, claims, or controversies that would constitute a material breach of the lease agreement by the Target Group or any third party; (iii) the lessor is the owner of the leased real estate or has been legally authorized by the owner of the leased real estate to lease the leased real estate, and the leased real estate is not subject to any encumbrances that would prevent the Target Group from continuing to operate on the leased real estate within a foreseeable period of time; (iv) all approvals, permits, registrations, and filings required or related to the lease of the leased real estate have been obtained, except as disclosed in writing to the Transferee. 8.4 The Target Group's ownership, possession, leasing, and use of its own real estate (including construction in progress) and leased real estate comply with Applicable Laws. The Target Group has not received any written or oral warnings, penalties, or rectification requests from government departments regarding its own real estate, leased real estate, or real estate possessed in other forms. The Target Group has not violated any laws related to real estate. The Target Group safely and without interference occupies and uses (including leases) each real estate property, and there are no contractual or legal restrictions that exclude or constrain its ability to use such real estate property for its current purposes. 8.5 Except for those disclosed in writing to the Transferee, there are no Encumbrances on any other property of the Target Group (including but not limited to machinery, furniture, fixtures, equipment, etc., which are complete and accurate). 8.6 The Target Group has not received any notice from any relevant government department, nor has any relevant government department made any resolution or recommendation, the content of which relates to the compulsory repossession of any fixed assets or any part thereof; nor has the Target Group received any order, notice or other request from any of the above institutions or any other person or organization, the content of which has an adverse effect on the value, use or continued possession or occupation of the fixed assets or any part thereof. 8.7 The Target Group owns or directly controls all valid title documents relating to the property and assets it owns, leases, or uses.

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited 8.8 All buildings, furniture, fixed equipment, machinery, and facilities owned, leased, or used by the Target Group are in good condition (except for normal or reasonable wear and tear) and in proper working order, and have been regularly serviced and maintained by qualified personnel in accordance with applicable safety regulations, and none of the aforementioned assets are dangerous, inefficient, obsolete, unsuitable, in need of renovation or replacement, or surplus. 8.9 With respect to the assets owned, leased, used, or operated by the Target Group, their current use and operation comply with all Applicable Laws, and any violation of such Applicable Laws would have a Material Adverse Effect on their current business operations and operating capabilities. 9. Suitability of Assets 9.1 The Target Group's assets and the facilities and services enjoyed by the Target Group pursuant to contractual rights include all rights, properties, assets, facilities, and services necessary for or beneficial to the Target Group to conduct its business in its current manner. 9.2 The Target Group's assets and the facilities and services enjoyed by the Target Group pursuant to contractual rights include all rights, facilities, and services necessary for the Target Group to conduct its business after the completion of the Equity Transfer in a manner substantially similar to that prior to the completion of the Equity Transfer. 10. IPRs 10.1 All intellectual property rights owned by the Target Group are fully and accurately listed in the Disclosure Letter in Annex V Attachment A “Intellectual Property List of the Target Group”. The Target Group holds the lawful ownership or usage rights to all intellectual property rights (including but not limited to patents, trademarks, copyrights, proprietary technology, know-how, domain names, and trade secrets, collectively referred to as “IPRs”) necessary for its past and current business and operational activities. All such IPRs are valid and enforceable under law, and all application fees, registration fees, renewal fees, licensing fees, and other related expenses associated with such IPRs have been fully paid. The patents, trademarks, software copyrights, and domain names owned by the Target Group have been legally authorized, registered, or filed, and are in valid status. There are no circumstances that could lead to, or that could reasonably be anticipated to lead to, the revocation of authorization, registration, or filing of such patents, trademarks, software copyrights, and domain names, or their being declared invalid. 10.2 There are no matters that could render the IPRs that the Target Group is entitled to use invalid or unenforceable. The Target Group has not infringed upon or used any third party's IPRs, trade secrets, proprietary information, or similar rights in any form, nor has it licensed or permitted any third party to use any of the Company's IPRs. There are no pending or foreseeable claims, disputes, or

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited litigation proceedings alleging that the Target Group has infringed upon any third party's IPRs, trade secrets, proprietary information, or similar rights. There are no instances of third parties infringing upon the IPRs legally owned by the Target Group. Except for those already disclosed in writing to the Transferee, the Target Group has not transferred, licensed, or authorized the use of any research and development results or IPRs related to its core business to any other party outside the Target Group. 10.3 Except as otherwise disclosed in writing to the Transferee, the shareholders of the Target Company or their Affiliates, related parties, senior management, and core employees of the Target Company do not hold any IPRs related to the Target Company's main business (including but not limited to patents, trademarks, copyrights, proprietary technology, domain names, etc.). All IPRs developed by the Target Group and its employees, as well as any IPRs necessary for the Target Company's business, are owned by the Target Group. 10.4 Except as disclosed in writing to the Transferee, the Target Group has not entered into any other technology transfer contracts, technology licensing contracts, technology cooperation and development contracts, commissioned development contracts, or technology import and export contracts. 10.5 In the course of its business, the Target Group has not infringed or is not likely to infringe any patents, copyrights, trademarks, designs, trade names, domain names, or other registrable or non-registrable IPRs of any third party. 10.6 The Target Group has incorporated the Intellectual Property Statement as an annex to its employment contracts and has had its employees sign it, thereby ensuring that any IPRs arising from inventions or creations made by its employees in the course of their duties belong to the Target Company. 10.7 With respect to IPRs that have a significant impact on the Target Group, the Target Company has not received any claims from third parties alleging infringement or potential infringement of IPRs. The Target Group has no existing disputes or controversies related to trademarks, patents, proprietary technology, domain names, copyrights, or other IPRs that it owns or uses. 11. Contracts 11.1 All material contracts currently in effect with the Target Group listed in in the Disclosure Letter in Annex V Attachment B “List of Material Contracts of the Target Group” are legally valid, enforceable under law, and are being properly performed. Except for the material contracts listed in the Disclosure Letter in Annex V Attachment B “List of Material Contracts of the Target Group”, the Target Group has no other undisclosed material contracts. Except for those already disclosed in writing to the Transferee, there are no instances of the Target Group or any other party to the transaction materially breaching any material contract, nor are there any instances of the Target Group materially breaching any document in which the Target Group is a party or to which the Target Group is bound, or any instances where the Target Group may be unable to perform such

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited binding documents. The term “material contract” as referred to herein means any contract, agreement, or other form of document or arrangement that meets any of the following requirements: (i) a single contract amount exceeding RMB one million (RMB1,000,000) or cumulative transaction amounts reaching RMB five million (RMB5,000,000); (ii) the contract performance period exceeds six (6) months from the date of signing this agreement; (iii) any contracts or agreements entered into with current or former directors, senior management, shareholders, employees, or advisors of the Target Group; (iv) any contracts, agreements, or arrangements related to the sale or purchase of the Target Company assets (excluding those arising from routine business operations); (v) agreements concerning the welfare benefits or stock option incentives of the Target Company’s relevant personnel; (vi) any form of external investment contracts, agreements, memorandums of understanding, or other arrangements; (vii) agreements related to IPRs; (viii) contracts whose nature exceeds the scope of the Company’s core business; or (ix) other contracts that may have a Material Adverse Effect on the assets and operations of the Target Group or the Target Capital Increase. 11.2 Except as disclosed to the Transferee, the Target Group is not a party to, or bound by, any of the following contracts, agreements, or documents: (a) Contracts, agreements, or documents not formed in the ordinary course of its principal business operations; (b) Contracts, agreements, or documents not formed on the basis of fair commercial transactions between independent persons; (c) Non-compete agreements or non-solicitation agreements under which the Target Group is obligated or may be obligated to perform, as well as contracts, agreements, or documents that restrict the Target Group's operations; (d) Contracts, commitments, or arrangements (including but not limited to mortgage contracts, pledge contracts, or guarantee contracts) that prohibit or restrict the transfer or disposition of the Target Group's assets, business, or equity, except as already disclosed in writing to the Transferee; (e) Contracts, agreements, or documents that are significantly affected by or may be significantly affected by transactions under this Agreement; (f) Contracts, agreements, or documents in which the Target Group is a party, and where the counterparty has the right to terminate, amend the agreement, or require the Target Company to obtain its prior consent or approval, or provide guarantees or make commitments due to the Target Company’s transactions under this Agreement (including changes in shareholders, directors, or senior management), except as already disclosed in writing to the Transferee;

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited (g) Contracts, agreements, documents, commitments, and arrangements that the Target Group is currently performing or will perform that restrict or prohibit the Target Company from conducting an initial public offering of shares, listing, equity or debt financing in the domestic capital market, or prohibit the sale of the entire business or the sale of controlling interests; (h) The account co-management agreements, and fund supervision agreements the Target Group is currently performing and will perform, and other contracts, agreements, documents, commitments, and arrangements that control or supervise the Target Group's finances and assets, except as already disclosed in writing to the Transferee; (i) Contracts, agreements, documents, commitments, and arrangements that the Target Group is currently performing or will perform that permit third parties to participate in the governance of the Target Group or exercise actual control over the management and operations of the Target Group (e.g., third parties nominating directors, supervisors, or senior executives of the Target Group, or decisions made by the shareholders' meeting, board of directors, board of directors, or senior executives of the Target Company requiring prior approval from third parties); (j) Contracts, agreements, documents, commitments, and arrangements that the Target Group has already fulfilled or is currently fulfilling but which involve potential disputes, except for those already disclosed in writing to the Transferee. 12. Employees 12.1 The Target Group fully complies with all Applicable Laws, regulations, and government requirements related to labor, employment, and welfare benefits, and there are no violations of such laws, regulations, or government requirements; nor has the Target Group been subject to any penalties or actions by the competent authorities, and there are no pending investigations, audits, or other actions against the Target Group, or any disputes, litigation, arbitration, claims, or other legal proceedings related thereto. The Target Group does not have any of the following situations: (1) any pending labor disputes or disputes; (2) the Target Group's hiring or termination of current employees or its previously hired employees violates any agreements, contracts, or arrangements signed with any third party, and there are any payment obligations for compensation or indemnification fees related to the employment relationship that are due but unpaid. 12.2 The Target Group has timely and fully paid, and/or withheld and remitted on behalf of all employees, the social insurance contributions and housing provident fund contributions required by Applicable Laws, regulations, and agreements, including but not limited to old-age, medical, unemployment, work-related injury, maternity, and other relevant social insurance contributions and housing provident fund contributions. There are no existing or potential disputes regarding such social insurance contributions and housing provident fund

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited contributions. Except for employee benefits, social and pension security, and economic compensation for termination of employment as required by Applicable Laws, the Target Group has not provided or committed to provide any other benefits, security, or compensation to employees in connection with employment, resignation, dismissal, retirement, or pension. 12.3 The Target Group has entered into appropriate employment contracts, intellectual property assignment agreements, confidentiality agreements, and non-compete agreements with its directors, senior management, and core business personnel. The non-shareholder-appointed directors, supervisors, senior management, and core employees of the Target Group do not hold any director, supervisor, or senior management positions in any other entity, nor do they hold any other positions (including part-time roles) or have any obligations to provide advisory/consulting services to any other entity. Target Group employees are employed by the Target Group, provide services to the Target Group, hold interests in the Target Group, or engage in the Target Group’s business operations in accordance with the agreements they have signed with the Target Group, without violating any contracts or binding commitments they have previously entered into (including but not limited to confidentiality obligations, non-compete obligations, or intellectual property assignment agreements), and such activities will not constitute an infringement of the legitimate rights of current or former employers or other intellectual property holders. The terms and form of the non-compete agreements signed by the Target Group's key management personnel and core business personnel with the Target Company shall include at least the following provisions: during the term of employment, the individual shall not engage in, or assist others in engaging in, any business activities that compete with the Target Company in any form. Within two (2) years of leaving the Target Company, the individual shall not take up employment with any enterprise engaged in business activities related to the Target Company. Additionally, it shall be stipulated that any part-time employment with other companies or for-profit organizations during the term of employment shall not interfere with the individual's work at the Target Company. 12.4 All directors, supervisors, and senior management personnel of the Target Company meet the qualification requirements under Applicable Laws and regulations and there are no circumstances that would restrict them from serving as legal representatives, directors, supervisors, or senior management personnel. Directors, supervisors, senior management personnel, or core business personnel have not been involved in any of the following circumstances in the past three (3) years: (i) being convicted of a crime or currently under criminal or administrative investigation; (ii) being ruled by a court with jurisdiction or relevant regulatory authority to have violated laws and regulations related to economic laws such as the Company Law, Securities Law, Anti-Monopoly Law, or Anti-Unfair Competition Law; (iii) Engaged in other illegal or irregular activities that have a significant adverse impact on their ability to serve in their positions within the Target Group or on the Target Group's business operations and development; (iv) Owing substantial unpaid debts; (v) Listed as a discredited debtor, or subject to restrictions on exit from the country, restrictions on high-consumption orders, or

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited other administrative or judicial enforcement measures or procedures. 13. Environmental Protection 13.1 Since its establishment, the Target Group has consistently complied with all Applicable Laws and regulations governing its business operations, including environmental protection, fire safety, work safety supervision, emergency response, and occupational disease prevention. There have been no violations of such Chinese laws and regulations. The Target Group has obtained all necessary permits, licenses, and approvals required by law for its business operations, including environmental protection, fire safety, work safety supervision, emergency response, and occupational disease prevention. It has also paid all taxes and fees required by law, including environmental protection and safety- related taxes and fees, in accordance with the requirements of government departments. The Target Group has no pending, ongoing, or future obligations, expenses, or liabilities, and there are no provisions under environmental protection, fire safety, work safety supervision, emergency response, occupational disease prevention, or other relevant laws and regulations that could be expected to have a Material Adverse Effect on the Target Group. 13.2 The Target Group has not experienced any major accidents related to environmental protection, work safety supervision, emergency response, occupational disease prevention, or safety; nor has it received any written notices, notices, requests, demands, inquiries, subpoenas, orders, or lawsuits regarding any violations or accidents related to environmental protection, work safety supervision, emergency response, occupational disease prevention, or safety involving the Target Group. No such fines have been imposed, and there are no pending or potential claims, lawsuits, proceedings, investigations, or reviews by any government department or other entity targeting the Target Group or any of its assets. 14. Litigation; Arbitration; Disputes 14.1 Except as disclosed in writing to the Transferee, the Target Group has no disputes, litigation (including enforcement cases), arbitration, administrative penalties, administrative reviews, criminal investigations, criminal trials, criminal penalties, or other legal proceedings that have occurred, are ongoing, or are reasonably expected to arise. 14.2 Except as otherwise disclosed in writing to the Transferee, there are no pending or reasonably foreseeable lawsuits, arbitrations, administrative penalties, or any other administrative or judicial proceedings involving the Target Group that could result in the Target Group or any of its assets being subject to seizure, freezing, attachment, confiscation, expropriation, restriction, or prohibition on transfer by judicial or administrative authorities, or facing such risks; 14.3 Except as disclosed in writing to the Transferee, the Target Group has not received any judgments, rulings, orders, awards, or decisions issued by any court, arbitration tribunal, arbitrator, or government department that have not yet been

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited enforced. 14.4 Except as disclosed in writing to the Transferee, the Target Group has not made any commitments that are still valid to any court, arbitration tribunal, government department, or third party as a result of any legal proceedings described in this article. 15. Taxes (i) All tax returns required to be submitted to the relevant tax authorities by the Target Group prior to the Execution Date have been or will be submitted on or before the Execution Date; (ii) All taxes due and payable under such returns prior to the Execution Date have been lawfully paid by the Target Group; (iii) The Target Group has fully assumed all tax obligations or liabilities that it was required to assume or accrue under Chinese tax laws and regulations prior to the Execution Date; (iv) All tax matters that must be completed in connection with any transactions involving the Target Group, or for any period commencing on or prior to the Execution Datet, have been completed prior to the Execution Datet; (v) The equity and assets of the Target Group have not been subject to any encumbrances due to any unresolved tax matters; (vi) The Target Group has no pending or potential tax disputes as of the date of this Agreement, and no matters have been identified that could trigger any tax investigations or disputes by any government authorities; and (vii) The completion of the Equity Transfer under the Merger and Reorganization agreement will not have any Material Adverse Effect on any tax incentives that the Target Group is currently enjoying as of the Execution Date. The Target Group has not entered into or been involved in any transactions, plans, or arrangements that violate Applicable Laws for the purpose of avoiding or reducing tax liabilities, nor has it been a party to any such transactions, plans, or arrangements, or otherwise been involved in any such transactions, plans, or arrangements. 16. Others 16.1 The Target Group has not engaged in any of the following conduct, the purpose of which is prohibited by Applicable Law: (i) paying, offering, promising to offer, giving, or authorizing others to offer any donation, money, property, or any item of value to any official, employee, or agent of any government department; (ii) offering any donation, money, property, or any item of value to any public office candidate; (iii) engaging in commercial bribery toward any customer in the course of conducting business and operations; or (iv) having taken, or intending to take, or having caused, or intending to cause, any person to take any action that would result in a violation of any laws, regulations, rules, treaties, conventions, or ordinances of any jurisdiction relating to anti-corruption, anti-bribery, or similar matters. 16.2 The Target Group has never mixed the proceeds of any criminal activities and their gains from the Target Group and/or other entities with the operating income of cash-intensive businesses such as restaurants, entertainment venues, etc., nor has it engaged in fictitious transactions, fabricated debts and credits, provided

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited false guarantees, inflated income, bought and sold lottery tickets or gambling tickets, or used other means to conceal or disguise the source of such proceeds. restaurants, entertainment venues, or other cash-intensive establishments, fictitious transactions, fictitious debts and claims, false guarantees, false reporting of income, buying and selling lottery tickets, raffle tickets, gambling, or other means to conceal or disguise their source and nature and make them appear legitimate (regardless of whether in the form of cash, financial instruments, or securities) or assist in carrying, transporting, or mailing such illegal proceeds and their proceeds across borders. 16.3 The Target Group's business operations currently comply with, and have consistently complied with, all applicable anti-money laundering laws (including all applicable jurisdictions and the Anti-Money Laundering Law of China and the Anti-Money Laundering Law of the United States), the regulations and rules thereunder, and any related or similar rules, regulations, or guidelines issued or enforced by any government or regulatory authority (collectively referred to as the “Anti-Money Laundering Laws”); There are no pending or potential lawsuits or judicial proceedings involving any Target Group in connection with the Anti-Money Laundering Laws in any court, government or regulatory authority, institution, or entity, or any arbitration tribunal. 16.4 The outstanding amounts related to equipment rental, equipment and material purchases, and IT systems and services between the Target Company and the Transferor (excluding claims and liabilities arising from the sale or purchase of goods in the ordinary course of business between the Transferor and the Target Company) have been reviewed and confirmed by the Target Company and the Transferor. This resolution has been approved by the Transferor, the Transferee, and the Target Company.

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Annex III Representations and Warranties of the Transferor On the Execution Date, Transferor 1 and Transferor 2 make the following representations and warranties to the Transferee severally and independently, and confirm that on the Execution Date and the Equity Closing Date, such representations and warranties are true, accurate, complete, and not misleading. I. Establishment and Capacity The Transferor is a legally established and registered entity in accordance with the laws of its place of incorporation and is in good standing. As of the Execution Date, the Transferor is not subject to any litigation, arbitration, capital reduction, dissolution, bankruptcy liquidation, or other legal proceedings that may render the Equity Transfer by the Transferor invalid. II. No Breach The Transferor's execution of this Agreement and performance of its obligations hereunder will not result in any violation of or conflict with any provision of the Transferor's articles of association or other organizational documents, or any Applicable Laws, regulations, or government orders; the execution and performance of this Agreement will not violate or conflict with any terms of any legal documents executed by the Transferor with any third party. III. Accuracy and Completeness of Information Disclosed to the Transferee All information contained in this Agreement relating to the Transferor, as well as all documents provided by the Transferor to the Transferee during the negotiations relating to this Agreement, are true, complete, and accurate in all respects and contain no misleading information. IV. Transferred Equity The Transferor is the sole legal owner of the equity interests it holds in the Target Company, and the relevant registered capital has been fully paid up by the Transferor in a timely manner. The Transferor has the right to sell and transfer all legal and beneficial ownership of the Transferred Equity to the Transferee in accordance with the terms of this Agreement. There are no Encumbrances on the Transferred Equity, nor are there any agreements, arrangements, or obligations that create or give rise to Encumbrances on the Transferred Equity. V. Representations and Warranties of the Transferor Regarding the Target Group Except for matters already explicitly disclosed in the disclosure letter set forth in Annex V or those falling under the exemption provisions of Article 8.6 of this Agreement, the Transferor, to the best of its knowledge, makes the following representations and warranties regarding the Target Company (for the avoidance of doubt, any matters disclosed in Annex 5 or under Article 8.6 of this Agreement

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited shall not constitute a breach of the following representations and warranties, and the Transferor shall not be liable under this Agreement for such matters): 1. Target Group Situation 1.1 The Target Group is a legal entity legally established and validly existing under the laws of China. Except as disclosed in writing to the Transferee, to the best of the Transferor's knowledge, the payment of the Target Group's registered capital complies with Applicable Laws and the provisions of the Articles of Association, and there are no instances of inadequate capital contributions, withdrawal of capital contributions, false capital contributions, or other violations of Applicable Laws. The scope of business of the Target Company, as detailed in its articles of association, complies with applicable legal requirements; the Target Company conducts its business operations in accordance with the scope of business specified in its articles of association. 1.2 There are no documents that have been signed but not provided to the Transferee between the Transferor and the historical shareholders/contributors of the Target Company, between the Transferor and other existing shareholders, or between the Transferor and the Target Company; except as disclosed in writing to the Transferee, there are also no violations of the aforementioned written documents by the Transferor, existing shareholders, or the Target Company, either individually or collectively. Except as already disclosed in writing to the Transferee, to the best of the Transferor's knowledge, the Target Group has not yet adopted or approved any other formal employee equity/option incentive plans; except as already disclosed in writing to the Transferee, to the best of the Transferor's knowledge, the Target Company has no other newly established subsidiaries, partnerships, branches, or offices in China or overseas, does not directly or indirectly hold shares or similar interests in any other entities, and has no assets overseas. 2. Compliance 2.1 Except for the information already disclosed to the Transferee, to the best of the Transferor's knowledge, the Target Group has completed all approvals, registrations, and filings required by Applicable Laws with the relevant government departments, and has obtained the licenses, permits, qualifications, certificates, or authorizations necessary to conduct its business. Furthermore, the Target Group has not violated any Applicable Laws applicable to it or its business. With respect to the Target Group's major assets, their current use and operation comply with all Applicable Laws, and there are no Material Adverse Effects on its current business operations or operational capabilities. To the best of the Transferor's knowledge, since its establishment, the Target Group has consistently complied with all Applicable Laws relating to its business operations, including tax, environmental protection, fire safety, work safety supervision, emergency response, and occupational disease prevention, and there have been no violations of such Applicable Laws; there have been no major accidents related to environmental protection, work safety supervision, emergency response, occupational disease prevention, or safety; nor has the Target Group

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited received any written notices, notices, requests, demands, inquiries, subpoenas, orders, or lawsuits regarding violations or accidents in the aforementioned areas (including tax, environmental protection, fire safety, work safety supervision, emergency response, occupational disease prevention, etc.), and no such fines have been imposed. 3. Financial Statements 3.1 To the best of the Transferor’s knowledge: the Target Company has provided the Transferee with the Target Company’s financial statements as of December 31, 2024 (the “Balance Sheet Date”), which do not, in any material respect, misrepresent or exaggerate the value of the Target Group’s assets as of the date of preparation of such information, understate the Target Group’s liabilities as of the date of preparation of such information, or exaggerate the Target Group’s profits for the relevant financial period. After the Balance Sheet Date, all of the Target Company's audited accounts and management accounts (including the transfer accounts) have been prepared in accordance with Applicable Laws and regulations and, in all material respects, accurately and fairly reflect the Target Company's financial and operational status as of the relevant account dates. The Target Company's financial records and information comply with Applicable Laws and regulations and are in accordance with Chinese accounting standards; the Target Group's audited financial statements have been appropriately and adequately accounted for in accordance with Applicable Laws and regulations regarding material matters. To the best of the Transferor's knowledge, except as disclosed in writing, the Target Group has no other valid material restrictions on its assets. 4. Related Party Transactions 4.1 All transactions between the Transferor and the Target Group shall be conducted in accordance with market prices, on a genuine and fair basis, and under commercial terms agreed upon in accordance with the principles of necessity and fairness. 5. Assets 5.1 All land underlying the Target Group’s owned real estate is granted land. The Target Group has completed all significant procedures required under Applicable Laws, has lawfully paid all fees due for land use rights, has lawfully obtained all state-owned land use certificates and property ownership certificates for its owned real estate, as well as all permits required for the construction, operation, and management of such real estate. The acquisition or construction of each piece of real estate (including ongoing construction projects) complies with all Applicable Laws in all material respects. There are no mortgages or other encumbrances on any of the Target Group's self-owned real estate (including ongoing construction projects). The Target Group legally owns all self-owned real estate (including ongoing construction projects) free of any encumbrances. All contracts related to the acquisition or construction of each Target Group's self-owned real estate (including ongoing construction projects) have been

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited properly fulfilled, and there are no claims or disputes related thereto. 6. IPR The Transferor has implemented and conducted work related to the Target Company’s IPRs in accordance with the principles of intellectual property ownership set forth in Article 7.5(3) of this Agreement and is not aware of any dispute or controversy with the Target Company regarding the IPR ownership set forth in Article 7.5(3) of this Agreement. 7. Litigation; Arbitration; Disputes 7.1 Except as disclosed in writing to the Transferee, the Target Group is not involved in any ongoing significant disputes, litigation (including enforcement cases), arbitration, administrative penalties, administrative reviews, criminal investigations, criminal trials, criminal penalties, or other legal proceedings.

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Annex IV Representations and Warranties of the Transferee The Transferee makes the following representations and warranties to the Transferor on the Execution Date, and confirms that on the Execution Date and the Equity Closing Date, such representations and warranties remain true, accurate, complete, and not misleading. 1.1 Establishment and Capacity The Transferee is a legally established and registered entity that is validly existing in accordance with the laws of its place of incorporation. The investment consideration of the Transferee is legally owned by it. As of the date of signing this agreement, the Transferee is not subject to any litigation, arbitration, capital reduction, deregistration, bankruptcy liquidation, or other legal proceedings that may invalidate the Equity Transfer. 1.2 No Breach The signing of this Agreement by the Transferee and the performance of its obligations hereunder shall not result in any violation of or conflict with any provision of the Transferee's articles of association or other organizational documents, or any Applicable Laws, regulations, or government orders; the signing and performance of this Agreement shall not violate or conflict with any terms of any legal documents signed by the Transferee with any third party. 1.3 Accuracy and Completeness of Information Disclosed to the Transferor All information contained in this Agreement relating to the Transferee, as well as all documents provided by the Transferee to the Transferor during the negotiations relating to this Agreement, are true, complete, and accurate in all respects and contain no misleading information. For the avoidance of doubt, the documents provided by the Transferee to the Target Company refer to the its business license.

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Annex V Disclosure Letter None

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Annex VI Form of Shareholder Register and Capital Contribution Certificate Part I of Annex VI Chongqing Alpha and Omega Semiconductor Limited Capital Contribution Certificate Issue date: ____________ No.: ____________ To: SIMIC Holdings Co., Ltd. Chongqing Alpha and Omega Semiconductor Limited (the “Company”) is a limited liability company established in Chongqing on April 22, 2016, in accordance with the laws of the People's Republic of China. On [date], the Company, you, and the other parties to the Equity Transfer Agreement entered into the Equity Transfer Agreement (the “Equity Transfer Agreement”) regarding the transfer of the registered capital of the Company held by a third party. Following the completion of the Equity Transfer under the Equity Transfer Agreement, the registered capital of the Company shall be USD [*]. You have fully paid the Equity Transfer Price to the relevant Transferor in accordance with the Equity Transfer Agreement on [date] 2025, and have acquired USD [amount] of the Company's registered capital. Your contribution to the Company is made in the form of [ ]. Following the completion of the Equity Transfer, you will collectively hold USD [ ] of the Company's subscribed registered capital, with USD [ ] already paid in, corresponding to [ ]% of the total registered capital of the Company following the completion of the Equity Transfer. It is hereby certified Chongqing Alpha and Omega Semiconductor Limited (common seal) Legal representative:____________________ Date:____________________

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Part II of Annex VI Chongqing Alpha and Omega Semiconductor Limited Shareholder Register Issue date: ________ Shareholder name Unified social credit code Domicile Contribution method Subscribed registered capital (USD) Paid-in registered capital (USD) Equity class Shareholding percentage Capital contribution certificate No. Contribution date Date of acquisition and loss of shareholder status Chongqing Alpha and Omega Semiconductor Limited (common seal) Legal representative:____________________

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Annex VII Form of Confirmation Letter Part I-1 of Annex VII Conditions Precedent Satisfaction Confirmation Letter Date: To: SIMIC Holdings Co., Ltd. Dear Sir or Madam, This Conditions Precedent Satisfaction Confirmation Letter (the “Confirmation Letter”) is issued pursuant to Article [5.1] of the Equity Transfer Agreement (“Equity Transfer Agreement”) dated _______, 2025, entered into between Chongqing Alpha and Omega Semiconductor Limited (“Target Company” or “Company”), SIMIC Holdings Co., Ltd., Alpha and Omega Semiconductor Limited (“AOS” or “Transferor 1”), and Alpha & Omega Semiconductor (Shanghai) Ltd., (“AOS Shanghai” or “Transferor 2”, together with AOS, the “AOS Party” or “Transferor”). The terms, phrases, and undefined expressions used in this Confirmation Letter shall, unless otherwise expressly stated, have the same meanings as those terms, phrases, and expressions in the Equity Transfer Agreement. As of the date of this Confirmation Letter, Transferor 1 hereby confirms that all of the Domestic Payment Conditions Precedent listed in Article 5.1 of the Equity Transfer Agreement (except for item (c)) have been satisfied, specifically: 1. [*] 2. [*] 3. [*] 4. [*] 5. [*] 6. [*] 7. [*] 8. [*]

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited 9. [*] It is hereby confirmed. (The remainder of this page is intentionally left blank; signature page follows.)

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited In witness whereof, this Confirmation Letter is signed by AOS Shanghai on the date first written above. Alpha & Omega Semiconductor (Shanghai) Ltd. By: _____________________ Name: Title:

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Part I-2 of Annex VII Conditions Precedent Satisfaction Confirmation Letter Date: To: SIMIC Holdings Co., Ltd. Dear Sir or Madam, This Conditions Precedent Satisfaction Confirmation Letter (the “Confirmation Letter”) is issued pursuant to Article 5.1 of the Equity Transfer Agreement (“Equity Transfer Agreement”) dated _______, 2025, entered into between Chongqing Alpha and Omega Semiconductor Limited (“Target Company” or “Company”), SIMIC Holdings Co., Ltd., Alpha and Omega Semiconductor Limited (“AOS” or “Transferor 1”), and Alpha & Omega Semiconductor (Shanghai) Ltd., (“AOS Shanghai” or “Transferor 2”, together with AOS, the “AOS Party” or “Transferor”). The terms, phrases, and undefined expressions used in this Confirmation Letter shall, unless otherwise expressly stated, have the same meanings as those terms, phrases, and expressions in the Equity Transfer Agreement. As of the date of this Confirmation Letter, Transferor 1 hereby confirms that all of the Domestic Payment Conditions Precedent listed in Article 5.1 of the Equity Transfer Agreement (except for items (b) and (c)) have been satisfied, specifically: 1. [*] 2. [*] 3. [*] 4. [*] 5. [*] 6. [*] 7. [*] 8. [*] It is hereby confirmed.

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited (The remainder of this page is intentionally left blank; signature page follows.)

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited In witness whereof, this Confirmation Letter is signed by Target Company on the date first written above. Chongqing Alpha and Omega Semiconductor Limited By: _____________________ Name: Title:

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Part II-1 of Annex VII Conditions Precedent Satisfaction Confirmation Letter Date: To: SIMIC Holdings Co., Ltd. Dear Sir or Madam, This Conditions Precedent Satisfaction Confirmation Letter (the “Confirmation Letter”) is issued pursuant to Article 5.2 of the Equity Transfer Agreement (“Equity Transfer Agreement”) dated _______, 2025, entered into between Chongqing Alpha and Omega Semiconductor Limited (“Target Company” or “Company”), SIMIC Holdings Co., Ltd., Alpha and Omega Semiconductor Limited (“AOS” or “Transferor 1”), and Alpha & Omega Semiconductor (Shanghai) Ltd., (“AOS Shanghai” or “Transferor 2”, together with AOS, the “AOS Party” or “Transferor”). The terms, phrases, and undefined expressions used in this Confirmation Letter shall, unless otherwise expressly stated, have the same meanings as those terms, phrases, and expressions in the Equity Transfer Agreement. As of the date of this Confirmation Letter, the Target Company hereby confirms that all of the Overseas Payment First Conditions Precedent listed in Article 5.2 of the Equity Transfer Agreement (except for item (c)) have been satisfied, specifically: 1. [*] 2. [*] 3. [*] 4. [*] 5. [*] 6. [*] 7. [*] 8. [*] 9. [*]

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited 10. [*] 11. [*] 12. [*] 13. [*] It is hereby confirmed. (The remainder of this page is intentionally left blank; signature page follows.)

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited In witness whereof, this Confirmation Letter is signed by the AOS on the date first written above. Alpha and Omega Semiconductor Limited By: _____________________ Name: Title:

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Part II-2 of Annex VII Conditions Precedent Satisfaction Confirmation Letter Date: To: SIMIC Holdings Co., Ltd. Dear Sir or Madam, This Conditions Precedent Satisfaction Confirmation Letter (the “Confirmation Letter”) is issued pursuant to Article 5.2 of the Equity Transfer Agreement (“Equity Transfer Agreement”) dated _______, 2025, entered into between Chongqing Alpha and Omega Semiconductor Limited (“Target Company” or “Company”), SIMIC Holdings Co., Ltd., Alpha and Omega Semiconductor Limited (“AOS” or “Transferor 1”), and Alpha & Omega Semiconductor (Shanghai) Ltd., (“AOS Shanghai” or “Transferor 2”, together with AOS, the “AOS Party” or “Transferor”). The terms, phrases, and undefined expressions used in this Confirmation Letter shall, unless otherwise expressly stated, have the same meanings as those terms, phrases, and expressions in the Equity Transfer Agreement. As of the date of this Confirmation Letter, the Target Company hereby confirms that all of the Overseas Payment First Conditions Precedent listed in Article 5.2 of the Equity Transfer Agreement (except for items (b), (c) and (n)) have been satisfied, specifically: 1. [*] 2. [*] 3. [*] 4. [*] 5. [*] 6. [*] 7. [*] 8. [*]

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited 9. [*] 10. [*] 11. [*]

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited In witness whereof, this Confirmation Letter is signed by the Target Company on the date first written above. Chongqing Alpha and Omega Semiconductor Limited By: _____________________ Name: Title:

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Part III-1 of Annex VII Conditions Precedent Satisfaction Confirmation Letter Date: To: SIMIC Holdings Co., Ltd. Dear Sir or Madam, This Conditions Precedent Satisfaction Confirmation Letter (the “Confirmation Letter”) is issued pursuant to Article 5.3 of the Equity Transfer Agreement (“Equity Transfer Agreement”) dated _______, 2025, entered into between Chongqing Alpha and Omega Semiconductor Limited (“Target Company” or “Company”), SIMIC Holdings Co., Ltd., Alpha and Omega Semiconductor Limited (“AOS” or “Transferor 1”), and Alpha & Omega Semiconductor (Shanghai) Ltd., (“AOS Shanghai” or “Transferor 2”, together with AOS, the “AOS Party” or “Transferor”) The terms, phrases, and undefined expressions used in this Confirmation Letter shall, unless otherwise expressly stated, have the same meanings as those terms, phrases, and expressions in the Equity Transfer Agreement. As of the date of this Confirmation Letter, Transferor 1 hereby confirms that all of the Second Conditions Precedent listed in Article 5.3 of the Equity Transfer Agreement have been satisfied, specifically: 1. [*] 2. [*] 3. [*] It is hereby confirmed. (The remainder of this page is intentionally left blank; signature page follows.)

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited In witness whereof, this Confirmation Letter is signed by AOS on the date first written above. Alpha and Omega Semiconductor Limited By: _____________________ Name: Title:

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Part III-2 of Annex VII Conditions Precedent Satisfaction Confirmation Letter Date: To: SIMIC Holdings Co., Ltd. Dear Sir or Madam, This Conditions Precedent Satisfaction Confirmation Letter (the “Confirmation Letter”) is issued pursuant to Article 5.3 of the Equity Transfer Agreement (“Equity Transfer Agreement”) dated _______, 2025, entered into between Chongqing Alpha and Omega Semiconductor Limited (“Target Company” or “Company”), SIMIC Holdings Co., Ltd., Alpha and Omega Semiconductor Limited (“AOS” or “Transferor 1”), and Alpha & Omega Semiconductor (Shanghai) Ltd., (“AOS Shanghai” or “Transferor 2”, together with AOS, the “AOS Party” or “Transferor”). The terms, phrases, and undefined terms used in this Confirmation Letter shall, unless otherwise expressly stated, have the same meanings as those terms, phrases, and terms in the Equity Transfer Agreement. As of the date of this Confirmation Letter, the Target Company hereby confirms that all of the Overseas Payment Second Conditions Precedent listed in Article 5.3 of the Equity Transfer Agreement (except for (c)) have been satisfied, specifically: 1. [*] 2. [*] 3. [*] It is hereby confirmed. (The remainder of this page is intentionally left blank; signature page follows.)

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited In witness whereof, this Confirmation Letter is signed by the Target Company on the date first written above. Chongqing Alpha and Omega Semiconductor Limited By: _____________________ Name: Title:

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Part IV-1 of Annex VII Conditions Precedent Satisfaction Confirmation Letter Date: To: SIMIC Holdings Co., Ltd. Dear Sir or Madam, This Conditions Precedent Satisfaction Confirmation Letter (the “Confirmation Letter”) is issued pursuant to Article 5.4 of the Equity Transfer Agreement (“Equity Transfer Agreement”) dated _______, 2025, entered into between Chongqing Alpha and Omega Semiconductor Limited (“Target Company” or “Company”), SIMIC Holdings Co., Ltd., Alpha and Omega Semiconductor Limited (“AOS” or “Transferor 1”), and Alpha & Omega Semiconductor (Shanghai) Ltd., (“AOS Shanghai” or “Transferor 2”, together with AOS, the “AOS Party” or “Transferor”). The terms, phrases, and undefined terms used in this Confirmation Letter shall, unless otherwise expressly stated, have the same meanings as those terms, phrases, and terms in the Equity Transfer Agreement. As of the date of this Confirmation Letter, Transferor 1 hereby confirms that all of the Overseas Payment Third Conditions Precedent listed in Article 5.4 of the Equity Transfer Agreement have been satisfied, specifically: 1. [*] 2. [*] 3. [*] 4. [*] 5. [*] It is hereby confirmed. (The remainder of this page is intentionally left blank; signature page follows.)

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited In witness whereof, this Confirmation Letter is signed by AOS on the date first written above. Alpha and Omega Semiconductor Limited By: _____________________ Name: Title:

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited Part IV-2 of Annex VII Conditions Precedent Satisfaction Confirmation Letter Date: To: SIMIC Holdings Co., Ltd. Dear Sir or Madam, This Conditions Precedent Satisfaction Confirmation Letter (the “Confirmation Letter”) is issued pursuant to Article 5.4 of the Equity Transfer Agreement (“Equity Transfer Agreement”) dated _______, 2025, entered into between Chongqing Alpha and Omega Semiconductor Limited (“Target Company” or “Company”), SIMIC Holdings Co., Ltd., Alpha and Omega Semiconductor Limited (“AOS” or “Transferor 1”), and Alpha & Omega Semiconductor (Shanghai) Ltd., (“AOS Shanghai” or “Transferor 2”, together with AOS, the “AOS Party” or “Transferor”). The terms, phrases, and undefined terms used in this Confirmation Letter shall, unless otherwise expressly stated, have the same meanings as those terms, phrases, and terms in the Equity Transfer Agreement. As of the date of this Confirmation Letter, Transferor 1 hereby confirms that all of the Overseas Payment Third Conditions Precedent listed in Article 5.4 of the Equity Transfer Agreement (except for item (e)) have been satisfied, specifically: 1. [*] 2. [*] 3. [*] 4. [*] It is hereby confirmed. (The remainder of this page is intentionally left blank; signature page follows.)

Annexes of the Equity Transfer Agreement of Chongqing Alpha and Omega Semiconductor Limited In witness whereof, this Confirmation Letter is signed by the Target Company on the date first written above. Chongqing Alpha and Omega Semiconductor Limited By: _____________________ Name: Title: